Execution Version DMSLIBRARY01\31650438.v9 $200,000,000 CREDIT AGREEMENT dated as of February 27, 2018, by and between ALIGN TECHNOLOGY, INC., as the Borrower, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Lender,

TABLE OF CONTENTS

		Page
ARTICLE I DEFINITIONS		1
SECTION 1.1	Definitions	1
SECTION 1.2	Other Definitions and Provisions	25
SECTION 1.3	Accounting Terms.	25
SECTION 1.4	UCC Terms	26
SECTION 1.5	Rounding	26
SECTION 1.6	References to Agreement and Laws	26
SECTION 1.7	Times of Day	26
SECTION 1.8	Letter of Credit Amounts	27
SECTION 1.9	Guarantees/Earn-Outs	27
SECTION 1.10	Covenant Compliance Generally	27
SECTION 1.11	Rates	27
ARTICLE II REVOLVING CREDIT FACILITY		27
SECTION 2.1	Revolving Credit Loans	27
SECTION 2.2	[Reserved].	27
SECTION 2.3	Procedure for Advances of Revolving Credit Loans.	27
SECTION 2.4	Repayment and Prepayment of Revolving Credit Loans.	28
SECTION 2.5	Permanent Reduction of the Revolving Credit Commitment.	29
SECTION 2.6	Termination of Revolving Credit Facility	29
SECTION 2.7	Extension of Revolving Credit Maturity Date.	29
ARTICLE III LETTER OF CREDIT FACILITY		30
SECTION 3.1	Letter of Credit Facility	30
SECTION 3.2	Procedure for Issuance of Letters of Credit	31
SECTION 3.3	Commissions and Other Charges.	31
SECTION 3.4	[Reserved].	31
SECTION 3.5	Reimbursement Obligation of the Borrower	31
SECTION 3.6	Obligations Absolute	32
SECTION 3.7	Effect of Letter of Credit Application	32
SECTION 3.8	[Reserved].	32
SECTION 3.9	[Reserved].	32
SECTION 3.10	Letters of Credit Issued for Subsidiaries	32
SECTION 3.11	Cash Collateral for Extended Letters of Credit.	33
ARTICLE IV [RESERVED]		34
ARTICLE V GENERAL LOAN PROVISIONS		34
SECTION 5.1	Interest	34
SECTION 5.2	Notice and Manner of Conversion or Continuation of Loans	35
SECTION 5.3	Fees	36
SECTION 5.4	Manner of Payment	36
SECTION 5.5	Evidence of Indebtedness	36
SECTION 5.6	[Reserved].	37
SECTION 5.7	[Reserved].	37
SECTION 5.8	Changed Circumstances.	37
SECTION 5.9	Indemnity	38
SECTION 5.10	Increased Costs.	38

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TABLE OF CONTENTS (continued) Page ii DMSLIBRARY01\31650438.v9 SECTION 5.11  Taxes. ..................................................................................................................... 39  ARTICLE VI CONDITIONS OF CLOSING AND BORROWING ........................................................ 41  SECTION 6.1  Conditions to Closing and Initial Extensions of Credit .......................................... 41  SECTION 6.2  Conditions to All Extensions of Credit .................................................................. 43  ARTICLE VII REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES .................. 44  SECTION 7.1  Organization; Power; Qualification ....................................................................... 44  SECTION 7.2  Ownership .............................................................................................................. 44  SECTION 7.3  Authorization; Enforceability................................................................................. 44  SECTION 7.4  Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. ........................................................................................................................ 45  SECTION 7.5  Compliance with Law; Governmental Approvals .................................................. 45  SECTION 7.6  Tax Returns and Payments ..................................................................................... 45  SECTION 7.7  Intellectual Property Matters .................................................................................. 46  SECTION 7.8  Environmental Matters. .......................................................................................... 46  SECTION 7.9  Employee Benefit Matters. .................................................................................... 47  SECTION 7.10  Margin Stock .......................................................................................................... 48  SECTION 7.11  Government Regulation ......................................................................................... 48  SECTION 7.12  [Reserved]. ............................................................................................................. 48  SECTION 7.13  Employee Relations ............................................................................................... 48  SECTION 7.14  Burdensome Provisions .......................................................................................... 48  SECTION 7.15  Financial Statements .............................................................................................. 48  SECTION 7.16  No Material Adverse Change ................................................................................. 49  SECTION 7.17  Solvency ................................................................................................................. 49  SECTION 7.18  Title to Properties ................................................................................................... 49  SECTION 7.19  Litigation ................................................................................................................ 49  SECTION 7.20  Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions. ................. 49  SECTION 7.21  Absence of Defaults ............................................................................................... 50  SECTION 7.22  [Reserved] .............................................................................................................. 50  SECTION 7.23  Disclosure............................................................................................................... 50  SECTION 7.24  Regulatory Matters ................................................................................................. 50  SECTION 7.25  Health Care Matters. .............................................................................................. 52  ARTICLE VIII AFFIRMATIVE COVENANTS ...................................................................................... 54  SECTION 8.1  Financial Statements and Budgets ......................................................................... 54  SECTION 8.2  Certificates; Other Reports ..................................................................................... 55  SECTION 8.3  Notice of Litigation and Other Matters .................................................................. 56  SECTION 8.4  Preservation of Corporate Existence and Related Matters ..................................... 57  SECTION 8.5  Maintenance of Property and Licenses. ................................................................. 57  SECTION 8.6  Insurance ................................................................................................................ 57  SECTION 8.7  Accounting Methods and Financial Records ......................................................... 57  SECTION 8.8  Payment of Taxes and Other Obligations .............................................................. 57  SECTION 8.9  Compliance with Laws and Approvals .................................................................. 58  SECTION 8.10  Environmental Laws .............................................................................................. 58  SECTION 8.11  Compliance with ERISA ........................................................................................ 58  SECTION 8.12  [Reserved]. ............................................................................................................. 58  SECTION 8.13  Visits and Inspections ............................................................................................ 58

TABLE OF CONTENTS
(continued)

Page

SECTION 8.14	Additional Subsidiaries.	59
SECTION 8.15	[Reserved].	59
SECTION 8.16	Use of Proceeds.	59
SECTION 8.17	Compliance with Health Care Laws.	59
SECTION 8.18	Compliance with Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions	60
SECTION 8.19	Compliance with Public Health Laws	60
SECTION 8.20	Further Assurances	60
ARTICLE IX NEGATIVE COVENANTS		60
SECTION 9.1	Indebtedness	60
SECTION 9.2	Liens	62
SECTION 9.3	Investments	64
SECTION 9.4	Fundamental Changes	66
SECTION 9.5	Asset Dispositions	67
SECTION 9.6	Restricted Payments	68
SECTION 9.7	Transactions with Affiliates	69
SECTION 9.8	Accounting Changes; Organizational Documents.	70
SECTION 9.9	[Reserved].	70
SECTION 9.10	No Further Negative Pledges; Restrictive Agreements.	70
SECTION 9.11	Nature of Business	72
SECTION 9.12	[Reserved]	72
SECTION 9.13	[Reserved].	72
SECTION 9.14	[Reserved]	72
SECTION 9.15	Financial Covenants.	72
ARTICLE X DEFAULT AND REMEDIES		72
SECTION 10.1	Events of Default	72
SECTION 10.2	Remedies	74
SECTION 10.3	Rights and Remedies Cumulative; Non-Waiver; etc.	75
SECTION 10.4	Crediting of Payments and Proceeds	75
ARTICLE XI [RESERVED]		76
ARTICLE XII MISCELLANEOUS		76
SECTION 12.1	Notices.	76
SECTION 12.2	Amendments, Waivers and Consents	77
SECTION 12.3	Expenses; Indemnity.	78
SECTION 12.4	Right of Setoff	79
SECTION 12.5	Governing Law; Jurisdiction, Etc.	79
SECTION 12.6	Waiver of Jury Trial.	80
SECTION 12.7	Reversal of Payments	81
SECTION 12.8	Injunctive Relief	81
SECTION 12.9	Successors and Assigns; Participations.	81
SECTION 12.10	Treatment of Certain Information; Confidentiality	81
SECTION 12.11	Performance of Duties	82
SECTION 12.12	All Powers Coupled with Interest	82
SECTION 12.13	Survival.	82

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TABLE OF CONTENTS (continued) Page iv DMSLIBRARY01\31650438.v9 SECTION 12.14  Titles and Captions ................................................................................................. 83  SECTION 12.15  Severability of Provisions ...................................................................................... 83  SECTION 12.16  Counterparts; Integration; Effectiveness. ............................................................... 83  SECTION 12.17  Term of Agreement ................................................................................................ 83  SECTION 12.18  USA PATRIOT Act; Anti-Money Laundering Laws ............................................ 83  SECTION 12.19  Independent Effect of Covenants ........................................................................... 83  SECTION 12.20  No Advisory or Fiduciary Responsibility. ............................................................. 84  SECTION 12.21  Inconsistencies with Other Documents .................................................................. 84  SECTION 12.22  Acknowledgement and Consent to Bail-In of EEA Financial Institutions ............ 84

v 32768810_13 DMSLIBRARY01\31650438.v9 EXHIBITS Exhibit A - Form of Revolving Credit Note Exhibit B - Form of Notice of Borrowing Exhibit C - Form of Notice of Account Designation Exhibit D - Form of Notice of Prepayment Exhibit E - Form of Notice of Conversion/Continuation Exhibit F - Form of Officer’s Compliance Certificate

DMSLIBRARY01\31650438.v9 CREDIT AGREEMENT, dated as of February 27, 2018, by and between ALIGN TECHNOLOGY, INC., a Delaware corporation, as the Borrower, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the Lender. STATEMENT OF PURPOSE The Borrower has requested, and subject to the terms and conditions set forth in this Agreement, the Lender has agreed to extend, certain credit facilities to the Borrower. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows: AGREEMENT ARTICLE I DEFINITIONS SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below: “Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any Credit Party or any of its Subsidiaries (a) acquires any line of business, division or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of members of the board of directors or the equivalent governing body (other than securities having such power only by reason of the happening of a contingency) or a majority (by voting power) of the outstanding general partnership interests of a partnership or membership interests of a limited liability company. “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Agreement” means this Credit Agreement. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder. “Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Credit Party, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959). “Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, binding interpretations and orders of Governmental Authorities and all applicable orders and decrees of all courts and arbitrators.

2 DMSLIBRARY01\31650438.v9 “Applicable Margin” means the corresponding percentages per annum as set forth below based on the Consolidated Leverage Ratio: Pricing Level Consolidated Leverage Ratio Commitment Fee LIBOR Base Rate I Less than 1.00 to 1.00 0.15% 1.25% 0.25% II Greater than or equal to 1.00 to 1.00, but less than 2.00 to 1.00 0.20% 1.50% 0.50% III Greater than or equal to 2.00 to 1.00 0.25% 1.75% 0.75% The Applicable Margin shall be determined and adjusted quarterly on the date five (5) Business Days after the day on which the Borrower provides an Officer’s Compliance Certificate pursuant to Section 8.2(a) for the most recently ended fiscal quarter of the Borrower (each such date, a “Calculation Date”); provided that (a) the Applicable Margin shall be based on Pricing Level I until the first Calculation Date occurring after the Closing Date and, thereafter the Pricing Level shall be determined by reference to the Consolidated Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, and (b) if the Borrower fails to provide an Officer’s Compliance Certificate when due as required by Section 8.2(a) for the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from the date on which such Officer’s Compliance Certificate was required to have been delivered shall be based on Pricing Level III until such time as such Officer’s Compliance Certificate is delivered, at which time the Pricing Level shall be determined by reference to the Consolidated Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date. The applicable Pricing Level shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Pricing Level shall be applicable to all Extensions of Credit then existing or subsequently made or issued until the next adjustment in the Pricing Level in accordance with the terms hereof. Notwithstanding the foregoing, in the event that any financial statement or Officer’s Compliance Certificate delivered pursuant to Section 8.1 or 8.2(a) is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (A) the Borrower shall immediately deliver to the Lender a corrected Officer’s Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Consolidated Leverage Ratio in the corrected Officer’s Compliance Certificate were applicable for such Applicable Period, and (C) the Borrower shall immediately and retroactively be obligated to pay to the Lender the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Lender in accordance with Section 5.4. Nothing in this paragraph shall limit the rights of the Lender with respect to Sections 5.1(b) and 10.2 nor any of its other rights under this Agreement or any other Loan Document. “Asset Disposition” means the sale, transfer, license, lease or other disposition of any Property (including any disposition of Equity Interests held by any Credit Party or any Subsidiary thereof) by any Credit Party or any Subsidiary thereof. “Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant

3 DMSLIBRARY01\31650438.v9 lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease Obligation. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. “Bankruptcy Code” means 11 U.S.C. §§ 101 et seq. “Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) LIBOR for an Interest Period of one month plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable). “Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 5.1(a). “Borrower” means Align Technology, Inc., a Delaware corporation. “Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina, San Francisco, California and New York, New York, are open for the conduct of their commercial banking business and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a London Banking Day. “Calculation Date” has the meaning assigned thereto in the definition of Applicable Margin. “Capital Expenditures” means, with respect to the Borrower and its Subsidiaries on a Consolidated basis, for any period, (a) the additions to property, plant and equipment and other capital expenditures that are (or would be) set forth in a consolidated statement of cash flows of such Person for such period prepared in accordance with GAAP and (b) Capital Lease Obligations paid during such period. “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. “Cash Collateralize” means, to pledge and deposit with, or deliver to the Lender as collateral for L/C Obligations, cash or deposit account balances or, if the Lender shall agree, in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Lender; provided that Cash Collateral shall not include Equity Interests of any Foreign Subsidiary or

4 DMSLIBRARY01\31650438.v9 Foreign Subsidiary Holding Company. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support. “Cash Collateralized Letter of Credit” has the meaning assigned thereto in Section 3.11(d). “Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any political subdivision, agency or public instrumentality thereof maturing within one hundred twenty (120) days from the date of acquisition thereof, (b) commercial paper maturing no more than one hundred twenty (120) days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s, (c) certificates of deposit maturing no more than one hundred twenty (120) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency; provided that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, (d) time deposits maturing no more than one hundred twenty (120) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder, (e) solely in the case of a Foreign Subsidiary, investments substantially equivalent to those referred to in clauses (a) through (d) of this definition denominated in any foreign currency that is the local currency of such Foreign Subsidiary comparable in tenor and credit quality to those referred to above and customarily used by companies for cash management purposes in any jurisdiction outside the United States and (f) investments made in accordance with the Borrower’s investment policy then in effect to the extent that, for purposes of this Agreement, such policy has been provided in writing to the Lender and is reasonably acceptable to the Lender. “Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables and purchasing cards), electronic funds transfer and other cash management arrangements. “Change in Control” means an event or series of events by which: (a) (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than thirty-five percent (35.0%) of the Equity Interests of the Borrower entitled to vote in the election of members of the board of directors (or equivalent governing body) of the Borrower or (ii) a majority of the members of the board of directors (or other equivalent governing body) of the Borrower shall not constitute Continuing Directors; or (b) there shall have occurred under any indenture or other instrument evidencing any Indebtedness in excess of the Threshold Amount any “change in control” or similar provision (as set forth in the indenture, agreement or other evidence of such Indebtedness) obligating the Borrower or any of its Subsidiaries to repurchase, redeem or repay all or any part of the Indebtedness provided for therein.

5 DMSLIBRARY01\31650438.v9 “CHAMPVA” means, collectively, the Civilian Health and Medical Program of the Department of Veterans Affairs, and all laws, rules, regulations, manuals, orders, guidelines or requirements (whether or not having the force of law) pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued. “Closing Date” means the date of this Agreement. “CMS” means The Centers for Medicare and Medicaid Services of the United States Department of Health and Human Services, and any Governmental Authority successor thereto. “Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder. “Commitment” means, collectively, the Revolving Credit Commitment and the L/C Commitment. “Commitment Fee” has the meaning assigned thereto in Section 5.3. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP. “Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) provision for Taxes based on income, profits or capital of the Borrower or its Subsidiaries, including without limitation, federal, state, franchise, excise and similar Taxes and foreign withholding Taxes paid or accrued during such period, including penalties and interest related to such Taxes or arising from any Tax examinations, (ii) Consolidated Interest Expense, (iii) amortization, depreciation and other non-cash charges, expenses or losses, including, without limitation, non-cash expenses related to stock-based compensation and other non-cash compensation-based expenses (except to the extent that such non-cash charges, expenses or losses are reserved for cash charges to be taken in the future), (iv) extraordinary, unusual or non-recurring losses, charges or expenses (excluding extraordinary losses from discontinued operations); (v)

6 DMSLIBRARY01\31650438.v9 Transaction Costs, and (vi) out-of-pocket costs and expenses incurred by the Borrower or its Subsidiaries in connection with (A) issuances of Equity Interests of the Borrower, (B) any disposition of assets permitted hereunder, or (C) any incurrence, amendment, modification, refinancing or repayment of Indebtedness, in each case whether or not successful and including, without limitation, accounting and advisory fees in an aggregate amount not to exceed $20,000,000 in any such period less (c) the sum of the following, without duplication, to the extent included in determining Consolidated Net Income for such period: (i) interest income, (ii) any extraordinary gains and (iii) non-cash gains or non-cash items increasing Consolidated Net Income. For purposes of this Agreement, Consolidated EBITDA shall be adjusted on a Pro Forma Basis. “Consolidated Funded Indebtedness” means, as of any date of determination with respect to the Borrower and its Subsidiaries on a Consolidated basis, without duplication, the sum of (i) the principal amount of all Indebtedness of the type described in clauses (a) (including any Convertible Debt Security), (b) (only to the extent of earn-outs and Holdbacks payable in cash that are required to be set forth on the Consolidated balance sheet of the Borrower and its Subsidiaries in an amount calculated in accordance with GAAP), (c) of the definition of Indebtedness on such date, plus (ii) the aggregate amount of Indebtedness relating to the drawn and unreimbursed amounts outstanding under letters of credit and bankers’ acceptances on such date plus (iii) guarantees of Indebtedness of the type described in clauses (i) and (ii) above on such date. Consolidated Funded Indebtedness of the Borrower and its Subsidiaries shall include the Indebtedness of any partnership in which any of the Borrower or its Subsidiaries is a general partner, unless such Indebtedness is expressly made non-recourse to such Person. “Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on such date to (b) Consolidated Interest Expense for the period of four (4) consecutive fiscal quarters ending on such date “Consolidated Interest Expense” means, for any period, determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP, interest expense (including, without limitation, interest expense attributable to Capital Lease Obligations) for such period. “Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness on such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on such date. “Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its Subsidiaries for any period, there shall be excluded (without duplication) (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which the Borrower or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the Borrower or any of its Subsidiaries by dividend or other distribution during such period, (b) subject to any pro forma adjustments required by this Agreement, the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or any of its Subsidiaries or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), (c) the net income (if positive), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Borrower or any of its Subsidiaries of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions, but in each

7 DMSLIBRARY01\31650438.v9 case only to the extent of such prohibition or taxes and (d) any gain or loss from Asset Dispositions during such period. “Continuing Directors” means the directors of the Borrower on the Closing Date and each other director of the Borrower, if such other Person’s nomination for election to the board of directors (or equivalent governing body) of the Borrower is approved (either by a specific vote or by approval of a proxy statement issued by the Borrower on behalf of its board of directors in which such individual is named as a nominee for director) by at least a majority of the directors then in office who were directors on the Closing Date or directors whose election was previously so approved. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Convertible Debt Security” means any debt security or note the terms of which provide for the conversion thereof into Equity Interests, cash or a combination of Equity Interests and cash. “Credit Parties” means, collectively, the Borrower and the Subsidiary Guarantors. “Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect. “Default” means any of the events specified in Section 10.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default. “Disclosure Letter” means the disclosure letter, dated the Closing Date, delivered by the Borrower to the Lender in connection with this Agreement, as may be updated from time to time in accordance with the terms of this Agreement and the other Loan Documents. “Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Revolving Credit Maturity Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of the Borrower or its Subsidiaries or by any such plan to such officers or employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided further that Equity Interests constituting Qualified Equity Interests when issued shall not cease to

8 DMSLIBRARY01\31650438.v9 constitute Qualified Equity Interests solely as result of the subsequent extension of the Revolving Credit Maturity Date. “Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States. “Domestic Subsidiary” means any Subsidiary organized under the laws of any political subdivision of the United States, other than (i) any Foreign Subsidiary Holding Company and (ii) and any direct or indirect Subsidiary of a Foreign Subsidiary Holding Company. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Employee Benefit Plan” means (a) any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained for employees of any Credit Party or any ERISA Affiliate or (b) any Pension Plan or Multiemployer Plan that has at any time within the preceding seven (7) years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliate. “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to public health or the environment. “Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of public health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. “Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other

9 DMSLIBRARY01\31650438.v9 interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing, but excluding any Convertible Debt Securities and any Permitted Call Spread Agreement. “ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder. “ERISA Affiliate” means any Person who together with any Credit Party or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time. “Eurodollar Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City. “Event of Default” means any of the events specified in Section 10.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied. “Exchange Act” means the Securities Exchange Act of 1934 (15 U.S.C. § 77 et seq.). “Excluded Subsidiary” means any Foreign Subsidiary and any Foreign Subsidiary Holding Company. “Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party for or the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Credit Party, including under the keepwell provisions in the Guaranty Agreement). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition. “Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Lender being organized under the laws of, or having its principal office or its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) United States federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in a Loan or

10 DMSLIBRARY01\31650438.v9 Commitment pursuant to a law in effect on the date on which the Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 5.11, amounts with respect to such Taxes were payable to the Lender immediately before it changed its Lending Office and (d) any United States federal withholding Taxes imposed under FATCA. “Existing Credit Agreement” means that certain Credit Agreement, dated as of March 22, 2013, by and between the Borrower and the Lender, as amended, supplemented or otherwise modified from time to time. “Existing Maturity Date” has the meaning set forth in Section 2.7(a). “Extended Letter of Credit” has the meaning assigned thereto in Section 3.1(b). “Extension Date” has the meaning set forth in Section 2.7(a). “Extensions of Credit” means (a) an amount equal to the aggregate principal amount of all Revolving Credit Loans made by the Lender then outstanding and the L/C Obligations then outstanding or (b) the making of any Loan or the issuance of any Letter of Credit by the Lender, as the context requires. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code. “FDA” means the United States Food and Drug Administration and any successor thereto. “FDIC” means the Federal Deposit Insurance Corporation. “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Lender from three federal funds brokers of recognized standing selected by the Lender. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on December 31. “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. “Foreign Subsidiary Holding Company” means any Subsidiary organized under the laws of a jurisdiction located in the United States substantially all of the assets of which consist of Equity Interests of one or more Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code or intercompany obligations owed or treated as owed by one or more Subsidiaries that are controlled foreign corporations. “Forward Agreement” means any agreement (including, but not limited to, any accelerated share repurchase agreement, forward agreement, derivative or other share repurchase agreement in the form of an equity option or forward or other derivative) pursuant to which, among other things, the counterparty is

11 DMSLIBRARY01\31650438.v9 required to deliver to the Borrower shares of common stock of the Borrower, cash in lieu of delivering shares of common stock or cash representing the termination value of such forward or option or a combination thereof from time to time upon settlement, exercise or early termination of such forward or option or other derivative. “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied, subject to the provisions of Section 1.3. “Government Reimbursement Program” means (a) Medicare, (b) Medicaid, (c) the Federal Employees Health Benefit Program under 5 U.S.C. §§ 8902 et seq., (d) TRICARE, (e) CHAMPVA, or (f) if applicable within the context of this Agreement, any agent, administrator, administrative contractor, intermediary or carrier for any of the foregoing. “Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, and all registrations and filings with or issued by, any Governmental Authorities. “Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank). The Term “Governmental Authority” shall further include any institutional review board, ethics committee, data monitoring committee, or other committee or entity with defined authority to oversee Regulatory Matters, including CMS and any Medicare or Medicaid administrative contractors, intermediaries or carriers. “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation or (e) for the purpose of assuming in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (whether in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit or warranty obligations in the ordinary course of business or customary indemnification obligations in connection with transactions not prohibited by the Loan Documents. “Guaranty Agreement” means the unconditional guaranty agreement of even date herewith executed by the Subsidiary Guarantors in favor of the Lender which shall be in form and substance acceptable to the Lender.

12 DMSLIBRARY01\31650438.v9 “Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any applicable Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to public health or the environment and are or become regulated by any applicable Governmental Authority, (c) the presence of which require investigation or remediation under any applicable Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any applicable Environmental Law or other Governmental Approval, (e) which are deemed by an applicable Governmental Authority to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, or (f) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas. “Health Care Laws” means, collectively, any and all Applicable Laws relating to any of the following: (a) fraud and abuse (including the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder: the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn and §1395(q)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the federal health care program exclusion provisions (42 U.S.C. § 1320a-7), the Civil Monetary Penalties Act (42 U.S.C. § 1320a-7a), and the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173)); (b) any Government Reimbursement Program; (c) HIPAA and Other Privacy Laws; and (d) any other Applicable Law regulating the health care industry. “Health Care Permits” means any and all permits, licenses, authorizations, certificates, certificates of need, accreditations and plans of third-party accreditation agencies (such as The Joint Commission) that are (a) necessary to enable any Credit Party to continue to conduct its business as it is conducted on the Closing Date, or (b) required under any Health Care Law. “Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement; provided that the term “Hedge Agreement” shall not include (i) any Permitted Call Spread Agreement, (ii) any derivative instruments issued under equity incentive or similar plans (including any stock option or phantom stock plan), (iii) any forward, option, warrant agreement or Forward Agreement for the purchase or sale of Equity Interests of the Borrower, (iv) contracts for the purchase of securities of the Borrower or (v) any items described in this definition to the extent that it constitutes a derivative security embedded in Convertible Debt Securities issued by the Borrower. “Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for

13 DMSLIBRARY01\31650438.v9 such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include the Lender or any Affiliate of the Lender). “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104-191, Title II, Subtitle F, as the same may be amended, modified or supplemented from time to time, and any and all rules or regulations promulgated from time to time thereunder. “HIPAA and Other Privacy Laws” means (a) HIPAA; (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009), as the same may be amended, modified or supplemented from time to time; (c) any successor statute thereto; and (d) any applicable state and local laws regulating the privacy and/or security of patient protected health or personally identifiable information, in each case as the same may be amended, modified or supplemented from time to time, any successor statutes thereto, and any and all rules or regulations promulgated from time to time thereunder. “Holdback” means any portion of the purchase price for a Permitted Acquisition not paid at the closing therefor but held by the Borrower or any Subsidiary for satisfaction of indemnification obligations or purchase price adjustments. “Immaterial Subsidiary” means, as of any date of determination, any Subsidiary of the Borrower that does not have (a) assets with a value in excess of 5.0% of the total assets and (b) revenues (for the most recently completed period of four consecutive fiscal quarters) representing in excess of 5.0% of total revenues, of the Borrower and its Subsidiaries on a consolidated basis as of the last day of the most recently completed period of four consecutive fiscal quarters for which financial statements have been delivered to Lender pursuant to Section 8.1(a) or (b); provided that (i) the aggregate value of the assets of all Immaterial Subsidiaries (other than Excluded Subsidiaries) that have not become Subsidiary Guarantors shall not exceed 10.0% of the total assets and (ii) the aggregate revenue of all Immaterial Subsidiaries (other than Excluded Subsidiaries) that have not become Subsidiary Guarantors shall not exceed 10.0% of the total revenues, of the Borrower and its Subsidiaries on a consolidated basis as of the last day of the most recently completed period of four consecutive fiscal quarters for which financial statements have been delivered to Lender pursuant to Section 8.1(a) or (b). “Indebtedness” means, with respect to any Person at any date and without duplication, the following: (a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person; (b) all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all payment obligations under earn-out or similar agreements or any Holdback), except (i) trade payables arising in the ordinary course of business not more than one hundred eighty (180) days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person, (ii) deferred compensation and (iii) intercompany liabilities in respect of cost-plus or transfer pricing arrangements for the purchase of products or services or the licensing of intellectual property; (c) the Attributable Indebtedness of such Person with respect to such Person’s Capital Lease Obligations and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP); (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the lesser of the amount of such obligations

14 DMSLIBRARY01\31650438.v9 and the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (e) all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person; (g) all obligations of any such Person in respect of Disqualified Equity Interests; (h) all Convertible Debt Securities; (i) all net obligations of such Person under any Hedge Agreements; and (j) all Guarantees of any such Person with respect to any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, unless such Indebtedness is expressly made non- recourse to such Person. In respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the amount of such Indebtedness as of any date of determination will be the lesser of (x) the fair market value of such assets as of such date and (y) the amount of such Indebtedness as of such date. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Indemnitee” has the meaning assigned thereto in Section 12.3(b). “Information” has the meaning assigned thereto in Section 12.10. “Insurance and Condemnation Event” means the receipt by any Credit Party or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective Property. “Interest Period” means, as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as a LIBOR Rate Loan and ending on the date one (1), two (2), three (3), or six (6) months or, if agreed by the Lender, twelve (12) months thereafter, in each case as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation and subject to availability; provided that: (a) the Interest Period shall commence on the date of advance of or conversion to or continuation of any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each

15 DMSLIBRARY01\31650438.v9 successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires; (b) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day; (c) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period; (d) no Interest Period shall extend beyond the Revolving Credit Maturity Date; and (e) there shall be no more than ten (10) Interest Periods in effect at any time. “Interstate Commerce Act” means the body of law commonly known as the Interstate Commerce Act (49 U.S.C. App. § 1 et seq.). “Investment” means, with respect to any Person, that such Person (a) purchases, owns, invests in or otherwise acquires (in one transaction or a series of transactions), directly or indirectly, any Equity Interests, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, or substantially all or a portion of the business or assets of, any other Person, (b) makes any Acquisition or (c) makes, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of Property in, any other Person. “Investment Company Act” means the Investment Company Act of 1940 (15 U.S.C. § 80(a)(1), et seq.). “IRS” means the United States Internal Revenue Service. “ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590. “L/C Commitment” means the obligation of the Lender to issue Letters of Credit for the account of the Borrower or one or more of its Subsidiaries from time to time in an aggregate amount not to exceed the L/C Sublimit. “L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired face amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5. “L/C Sublimit” means the lesser of (a) $50,000,000 and (b) the Revolving Credit Commitment. “Lender” means Wells Fargo together with its permitted successors and assigns. “Lending Office” means the office of the Lender maintaining the Lender’s Extensions of Credit.

16 DMSLIBRARY01\31650438.v9 “Letter of Credit Application” means an application requesting the Lender to issue a Letter of Credit and a reimbursement agreement, in each case in the form specified by the Lender from time to time. “Letters of Credit” means the collective reference to letters of credit issued pursuant to Section 3.1. “LIBOR” means, subject to the implementation of a Replacement Rate in accordance with Section 5.8(c), (a) for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Lender, at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period. If, for any reason, such rate is not so published then “LIBOR” shall be determined by the Lender to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Lender at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period, and (b) for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Lender, at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate is not so published then “LIBOR” for such Base Rate Loan shall be determined by the Lender to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Lender at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination. Each calculation by the Lender of LIBOR shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, (x) in no event shall LIBOR (including, without limitation, any Replacement Rate with respect thereto) be less than 0% and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 5.8(c), in the event that a Replacement Rate with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Replacement Rate. “LIBOR Rate” means a rate per annum determined by the Lender pursuant to the following formula: LIBOR Rate = LIBOR 1.00-Eurodollar Reserve Percentage “LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 5.1(a).

17 DMSLIBRARY01\31650438.v9 “Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement relating to such asset. “Loan Documents” means, collectively, this Agreement, the Revolving Credit Note, the Letter of Credit Applications, the Guaranty Agreement, and each other document, instrument, certificate and agreement executed and delivered by the Credit Parties or any of their respective Subsidiaries in favor of or provided to the Lender in connection with this Agreement. “Loans” means the collective reference to the Revolving Credit Loans and “Loan” means any of such Loans. “London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market. “Material Adverse Effect” means, with respect to the Borrower and its Subsidiaries, (a) a material adverse effect on the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of such Persons, taken as a whole, (b) a material impairment of the ability of any such Person to perform its payment obligations under the Loan Documents to which it is a party, (c) a material impairment of the rights and remedies, taken as a whole, of the Lender under any Loan Document or (d) a material impairment of the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party. “Material Subsidiary” means each Subsidiary of the Borrower that is not an Immaterial Subsidiary. “Medicaid” means, collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C. §§ 1396 et seq.) and any statutes succeeding thereto, and all laws, rules and regulations having the force of law and pertaining to such program, including all state statutes and plans for medical assistance enacted in connection with such program, in each case as the same may be amended, supplemented or otherwise modified from time to time. “Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et seq.) and any statutes succeeding thereto, and all laws, rules and regulations having the force of law and pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time. “Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 10.2(b), an amount equal to 105% of the Outstanding Amount of all L/C Obligations and (b) otherwise, an amount determined by the Lender at the time the Lender is entitled to Cash Collateral hereunder in its sole discretion. “Moody’s” means Moody’s Investors Service, Inc. “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make, contributions within the preceding seven (7) years.

18 DMSLIBRARY01\31650438.v9 “Non-Guarantor Subsidiary” means any Subsidiary of the Borrower that is not a Subsidiary Guarantor. “Notice of Account Designation” has the meaning assigned thereto in Section 2.3(b). “Notice of Borrowing” has the meaning assigned thereto in Section 2.3(a). “Notice of Conversion/Continuation” has the meaning assigned thereto in Section 5.2. “Notice of Prepayment” has the meaning assigned thereto in Section 2.4(c). “Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties to the Lender, in each case under any Loan Document, with respect to any Loan or Letter of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (d) all obligations under any Hedge Agreement between any Credit Party or any Subsidiary and the Lender or Affiliate of the Lender that is permitted to be incurred pursuant to Section 9.1(b) and (e) all obligations under any Cash Management Agreement between any Credit Party or any Subsidiary and the Lender or Affiliate of the Lender. The term “Obligations” shall not include any Excluded Swap Obligation. “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Officer’s Compliance Certificate” means a certificate of the chief financial officer or the treasurer of the Borrower substantially in the form attached as Exhibit F. “Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a capital lease. “Other Connection Taxes” means, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than connections arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment. “PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)). “PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

19 DMSLIBRARY01\31650438.v9 “Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained, funded or administered for the employees of any Credit Party or any ERISA Affiliate or (b) has at any time within the preceding seven (7) years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliates. “Permits” means, with respect to any Person, any permit, approval, clearance, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or Products or to which such Person or any of its property or Products is subject, including without limitation all Registrations. “Permitted Acquisition” means any Acquisition that meets all of the following requirements: (a) no less than ten (10) Business Days prior to the proposed closing date of such Acquisition (or such shorter period as may be agreed to by the Lender), the Borrower shall have delivered written notice of such Acquisition to the Lender, which notice shall include the proposed closing date of such Acquisition; provided that no such notice shall be required for any Acquisition of a distributor so long as the Permitted Acquisition Consideration for any such Acquisition does not exceed $15,000,000; (b) the board of directors or other similar governing body of the Person to be acquired shall have approved such Acquisition (and, if requested, the Lender shall have received evidence, in form and substance reasonably satisfactory to the Lender, of such approval); (c) the Person or business to be acquired shall be in a line of business permitted pursuant to Section 9.11 or, in the case of an Acquisition of assets, the assets acquired are useful in the business of the Borrower and its Subsidiaries as conducted immediately prior to such Acquisition; (d) if such Acquisition is a merger or consolidation in which the Borrower or a Subsidiary Guarantor is a constituent party, (i) the Borrower shall be the surviving Person in any such merger or consolidation if the Borrower is a constituent party or a Subsidiary Guarantor (or a Person who shall become a Subsidiary Guarantor within the applicable time period specified in Section 8.14) shall be the surviving Person in any such merger or consolidation if a Subsidiary Guarantor is a constituent party and (ii) no Change in Control shall have been effected thereby; (e) if the Permitted Acquisition Consideration for any such Acquisition (or series of related Acquisitions) exceeds $100,000,000 in the aggregate, no later than five (5) Business Days prior to the proposed closing date of such Acquisition (or such shorter period as may be agreed to by the Lender), the Borrower shall have delivered to the Lender an Officer’s Compliance Certificate for the most recent fiscal quarter end preceding such Acquisition for which financial statements are available demonstrating, in form and substance reasonably satisfactory to the Lender, that the Borrower is in compliance on a Pro Forma Basis (as of the last day of such fiscal quarter) with each covenant contained in Section 9.15; and (f) no Default or Event of Default shall have occurred and be continuing both before and immediately after giving effect to such Acquisition. “Permitted Acquisition Consideration” means the aggregate amount of the purchase price, including, but not limited to, any assumed debt, earn-outs and Holdbacks (valued at the maximum amount payable thereunder), deferred payments, or Equity Interests of the Borrower, to be paid on a singular basis in connection with any applicable Permitted Acquisition as set forth in the applicable Permitted

20 DMSLIBRARY01\31650438.v9 Acquisition Documents executed by the Borrower or any of its Subsidiaries in order to consummate the applicable Permitted Acquisition. “Permitted Call Spread Agreement” means (a) an agreement (including, but not limited to, any convertible bond hedge or capped call transaction) pursuant to which, among other things, the Borrower acquires an option requiring the counterparty thereto to deliver to the Borrower shares of common stock of the Borrower, cash in lieu of delivering shares of common stock or cash representing the termination value of such option or a combination thereof from time to time upon settlement, exercise or early termination of such option (each a “Bond Hedge Transaction”) and (b) an agreement pursuant to which, among other things, the Borrower issues to the counterparty thereto warrants to acquire shares of common stock of the Borrower, cash in lieu of delivering shares of common stock or cash representing the termination value of such warrants or a combination thereof from time to time upon settlement, exercise or early termination of such warrants, in each case entered into by the Borrower in connection with the issuance of any Convertible Debt Securities (including, without limitation, the exercise of any over- allotment or underwriter’s option) (each a “Warrant Transaction”); provided that the purchase price for such Bond Hedge Transaction, less the proceeds received by the Borrower from the sale of any related Warrant Transaction, does not exceed the net proceeds received by the Borrower from the issuance of the related Convertible Debt Securities. “Permitted Liens” means the Liens permitted pursuant to Section 9.2. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Lender as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Lender as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks. “Pro Forma Basis” means, for purposes of calculating the Consolidated Leverage Ratio and the Consolidated Interest Coverage Ratio for any period during which one or more Specified Transactions occurs, that such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) shall be deemed to have occurred as of the first day of the applicable period of measurement and: (a) all income statement items (whether positive or negative) attributable to the Property or Person disposed of in a Specified Disposition shall be excluded and all income statement items (whether positive or negative) attributable to the Property or Person acquired in a Permitted Acquisition shall be included (provided that such income statement items to be included are reflected in financial statements or other financial data reasonably acceptable to the Lender and based upon reasonable assumptions and calculations which are expected to have a continuous impact); and (b) in the event that any Credit Party or any Subsidiary thereof incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement, discharge, defeasance or extinguishment) any Indebtedness included in the calculations of any financial ratio or test (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable measurement period or (ii) subsequent to the end of the applicable measurement period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent

21 DMSLIBRARY01\31650438.v9 required, as if the same had occurred on the last day of the applicable measurement period and any such Indebtedness that is incurred (including by assumption or guarantee) that has a floating or formula rate of interest shall have an implied rate of interest for the applicable period determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as of the relevant date of determination. “Products” means any item or any service that is designed, created, tested, manufactured, distributed, or otherwise offered by or on behalf of the Credit Parties or any of their Subsidiaries. “Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equity Interests. “Public Health Laws” means all Applicable Laws relating to the procurement, development, clinical and non-clinical evaluation, approval or clearance, manufacture, production, analysis, distribution, dispensing, importation, exportation, handling, quality, sale, advertising or promotion of any medical device or combination product (including, without limitation, any component of the foregoing products) subject to regulation under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.), its implementing regulations, and similar state laws, pharmacy laws, or consumer product safety laws. “Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests. “Registrations” means all applicable Permits and exemptions issued or allowed by any Governmental Authority (including but not limited to device pre-market approval applications, device pre-market notifications, investigational device exemptions, product recertifications, manufacturing approvals and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals or their foreign equivalent, and wholesale distributor permits) held by, or applied by contract to, any Credit Party or any of its Subsidiaries, that are required for the research, development, manufacture, distribution, marketing, storage, transportation, use and sale of the Products of any Credit Party or any of its Subsidiaries. “Regulated Information” means information regulated under HIPAA or Other Privacy Laws. “Regulatory Matters” means, collectively, activities and Products that are subject to Public Health Laws. “Reimbursement Obligation” means the obligation of the Borrower to reimburse the Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by the Lender. “Reinstated Letter of Credit” has the meaning assigned thereto in Section 3.11(e). “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates. “Replacement Rate” has the meaning assigned thereto in Section 5.8(c). “Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of such Person or any other officer of such Person designated in writing by the Borrower and reasonably acceptable to the Lender; provided that, to the extent requested thereby, the Lender shall have received a certificate of such Person certifying as to the incumbency and genuineness of the signature of each such officer. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be

22 DMSLIBRARY01\31650438.v9 conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person. “Restricted Payment” means any dividend on, or the making of any payment or other distribution on account of, or the purchase, redemption, retirement or other acquisition (directly or indirectly) of, or the setting apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Equity Interests of any Credit Party or any Subsidiary thereof, or the making of any distribution of cash, property or assets to the holders of any Equity Interests of any Credit Party or any Subsidiary thereof on account of such Equity Interests. “Revolving Credit Commitment” means the obligation of the Lender to make Revolving Credit Loans to the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed $200,000,000. “Revolving Credit Facility” means the revolving credit facility established pursuant to Article II. “Revolving Credit Loan” means any revolving loan made to the Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires. “Revolving Credit Maturity Date” means the earliest to occur of (a) February 27, 2021 (as such date may be extended by the Lender pursuant to Section 2.7 hereof), (b) the date of termination of the entire Revolving Credit Commitment by the Borrower pursuant to Section 2.5, and (c) the date of termination of the Revolving Credit Commitment pursuant to Section 10.2(a). “Revolving Credit Note” means the promissory note made by the Borrower in favor of the Lender evidencing the Revolving Credit Loans made by the Lender, substantially in the form attached as Exhibit A, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part. “Revolving Credit Outstandings” means the sum of (a) with respect to Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans occurring on such date; plus (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any Extensions of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date. “S&P” means Standard & Poor’s Financial Services LLC, a part of McGraw-Hill Financial and any successor thereto. “Sanctions” means any and all applicable economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority with jurisdiction over the Lender, the Borrower or any of its Subsidiaries or Affiliates. “Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any Sanctions (including, as of the Closing Date, Cuba, Iran, North Korea, Sudan, Syria and Crimea).

23 DMSLIBRARY01\31650438.v9 “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Peron(s). “SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions. “Securities Act” means the Securities Act of 1933 (15 U.S.C. § 77 et seq.). “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “Specified Disposition” means any Asset Disposition having gross sales proceeds in excess of the Threshold Amount. “Specified Transactions” means (a) any Specified Disposition and (b) any Permitted Acquisition. “Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Borrower. “Subsidiary Guarantors” means, collectively, all direct and indirect Subsidiaries of the Borrower (other than any Immaterial Subsidiary, any Foreign Subsidiary and any Foreign Subsidiary Holding Company) in existence on the Closing Date or which become a party to the Guaranty Agreement pursuant to Section 8.14. “Swap Obligation” means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

24 DMSLIBRARY01\31650438.v9 “Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto. “Termination Event” means the occurrence of any of the following which, individually or in the aggregate, has resulted or could reasonably be expected to result in liability of any Credit Party in an aggregate amount in excess of the Threshold Amount: (a) a “Reportable Event” described in Section 4043 of ERISA for which the thirty (30) day notice requirement has not been waived by the PBGC, or (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303 of ERISA, or (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or plan in endangered or critical status with the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA or (h) the partial or complete withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (i) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (j) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA, or (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate. “Threshold Amount” means $35,000,000. “Transaction Costs” means all transaction fees, charges and other amounts related to any Permitted Acquisitions consummated after the Closing Date (including, without limitation, any financing fees, merger and acquisition fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith), in each case to the extent paid within twelve (12) months of such Permitted Acquisition. “TRICARE” means, collectively, the program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Department of Defense, Health and Human Services and Transportation, and all laws, rules and regulations having the force of law and pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time. “UCC” means the Uniform Commercial Code as in effect in the State of New York. “United States” means the United States of America.

25 DMSLIBRARY01\31650438.v9 “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness, in each case of clauses (a) and (b), without giving effect to the application of any prior prepayment to such installment, sinking fund, serial maturity or other required payment of principal. “Wells Fargo” means Wells Fargo Bank, National Association, a national banking association. “Wholly-Owned” means, with respect to a Subsidiary, that all of the Equity Interests of such Subsidiary are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Borrower and/or one or more of its Wholly- Owned Subsidiaries). “Withholding Agent” means the Borrower and the Lender. “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule. SECTION 1.2 Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form and (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”. SECTION 1.3 Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 8.1(a), except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant

26 DMSLIBRARY01\31650438.v9 (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and (ii) whenever it is necessary under this Agreement to determine whether any lease obligations constitute Capital Lease Obligations or Operating Lease obligations, any lease that would be treated as an Operating Lease under GAAP (FASB ASC 840) as of the Closing Date (whether such lease is entered into before or after the Closing Date) shall be treated as an Operating Lease for all purposes under the Loan Documents, notwithstanding the implementation of any changes in GAAP after the Closing Date. (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Lender shall so request, the Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding anything in this Agreement, whenever it is necessary under this Agreement to determine whether any lease obligations constitute Capital Lease Obligations or Operating Lease obligations, any lease that would be treated as an Operating Lease under GAAP (FASB ASC 840) as of the Closing Date (whether such lease is entered into before or after the Closing Date) shall be treated as an Operating Lease for all purposes under the Loan Documents, notwithstanding the implementation of any changes in GAAP after the Closing Date. SECTION 1.4 UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect. SECTION 1.5 Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). SECTION 1.6 References to Agreement and Laws. Unless otherwise expressly provided herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) any definition or reference to any Applicable Law, including, without limitation, Anti-Corruption Laws, Anti-Money Laundering Laws, the Bankruptcy Code, the Code, the Commodity Exchange Act, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act, the UCC, the Investment Company Act, Health Care Laws, HIPAA and Other Privacy Laws, the Government Reimbursement Program, the Interstate Commerce Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law. SECTION 1.7 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

27 DMSLIBRARY01\31650438.v9 SECTION 1.8 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application), as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit. SECTION 1.9 Guarantees/Earn-Outs. Unless otherwise specified, (a) the amount of any Guarantee shall be the lesser of the amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee and (b) the amount of any earn-out or similar obligation or Holdback shall be the amount of such obligation as reflected on the balance sheet of such Person in accordance with GAAP. SECTION 1.10 Covenant Compliance Generally. For purposes of determining compliance under Sections 9.1, 9.2, 9.3, 9.5, 9.6 and 9.15, as of the date of the applicable transaction or calculation, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the most recent annual financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 6.1(d)(i) or Section 8.1(a). Notwithstanding the foregoing, for purposes of determining compliance with Sections 9.1, 9.2, 9.3 and 9.15, with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no breach of any basket or financial covenant contained in such sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that for the avoidance of doubt, the foregoing provisions of this Section 1.10 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections. SECTION 1.11 Rates. The Lender does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR”. ARTICLE II REVOLVING CREDIT FACILITY SECTION 2.1 Revolving Credit Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, the Lender agrees to make Revolving Credit Loans in Dollars to the Borrower from time to time from the Closing Date to, but not including, the Revolving Credit Maturity Date as requested by the Borrower in accordance with the terms of Section 2.3; provided, that the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date. SECTION 2.2 [Reserved]. SECTION 2.3 Procedure for Advances of Revolving Credit Loans. (a) Requests for Borrowing. The Borrower shall give the Lender irrevocable prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”) not later than 12:00 p.m. (i) on

28 DMSLIBRARY01\31650438.v9 the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be, (x) with respect to Base Rate Loans in an aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof and (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (C) whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (D) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto; provided that if the Borrower wishes to request LIBOR Rate Loans having an Interest Period of twelve months in duration, such notice must be received by the Lender not later than 12:00 p.m. four (4) Business Days prior to the requested date of such borrowing. If the Borrower fails to specify a type of Loan in a Notice of Borrowing, then the applicable Loans shall be made as Base Rate Loans. If the Borrower requests a borrowing of LIBOR Rate Loans in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. A Notice of Borrowing received after 12:00 p.m. shall be deemed received on the next Business Day. (b) Disbursement of Revolving Credit Loans. The Borrower hereby irrevocably authorizes the Lender to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form attached as Exhibit C (a “Notice of Account Designation”) delivered by the Borrower to the Lender or as may be otherwise agreed upon by the Borrower and the Lender from time to time. SECTION 2.4 Repayment and Prepayment of Revolving Credit Loans. (a) Repayment on Termination Date. The Borrower hereby agrees to repay the outstanding principal amount of all Revolving Credit Loans in full on the Revolving Credit Maturity Date together with all accrued but unpaid interest thereon. (b) Mandatory Prepayments. If at any time the Revolving Credit Outstandings exceed the Revolving Credit Commitment, the Borrower agrees to repay immediately upon notice from the Lender, by payment to the Lender, Extensions of Credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Revolving Credit Loans and second, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by the Lender, in an amount equal to such excess (such Cash Collateral to be applied in accordance with Section 10.2(b)). (c) Optional Prepayments. The Borrower may at any time and from time to time prepay Revolving Credit Loans, in whole or in part, without premium or penalty, with irrevocable prior written notice to the Lender substantially in the form attached as Exhibit D (a “Notice of Prepayment”) given not later than 12:00 p.m. (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Rate Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Base Rate Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans. A Notice of Prepayment received after 12:00 p.m. shall be deemed received on the next Business Day. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof. Notwithstanding the foregoing, any Notice of a Prepayment delivered in connection with any refinancing of all of the Revolving Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness or the occurrence of some other identifiable event or condition, may be, if

29 DMSLIBRARY01\31650438.v9 expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such other identifiable event or condition and may be revoked by the Borrower in the event such contingency is not met (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9). (d) [Reserved]. (e) Limitation on Prepayment of LIBOR Rate Loans. The Borrower may not prepay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 5.9 hereof (which such amount the Lender has specified to the Borrower). SECTION 2.5 Permanent Reduction of the Revolving Credit Commitment. (a) Voluntary Reduction. The Borrower shall have the right at any time and from time to time, upon at least three (3) Business Days prior irrevocable written notice to the Lender, to permanently reduce, without premium or penalty, (i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $3,000,000 or any whole multiple of $1,000,000 in excess thereof. All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitment shall be paid on the effective date of such termination. Notwithstanding the foregoing, any notice to reduce the Revolving Credit Commitment delivered in connection with any refinancing of all of the Revolving Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness or the occurrence of some other identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such identifiable event or condition and may be revoked by the Borrower in the event such contingency is not met (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9). (b) [Reserved]. (c) [Reserved]. (d) Corresponding Payment. Each permanent reduction permitted pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans and L/C Obligations, as applicable, after such reduction to the Revolving Credit Commitment as so reduced, and if the aggregate amount of all outstanding Letters of Credit exceeds the Revolving Credit Commitment as so reduced, the Borrower shall be required to deposit Cash Collateral in a Cash Collateral account opened by the Lender in an amount equal to such excess. Such Cash Collateral shall be applied in accordance with Section 10.2(b). Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans (and furnishing of Cash Collateral satisfactory to the Lender for all L/C Obligations) and shall result in the termination of the Revolving Credit Commitment and the Revolving Credit Facility. If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof (which such amount the Lender has specified to the Borrower). SECTION 2.6 Termination of Revolving Credit Facility. The Revolving Credit Facility and the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date. SECTION 2.7 Extension of Revolving Credit Maturity Date.

30 DMSLIBRARY01\31650438.v9 (a) Requests for Extension. The Borrower may, by notice to the Lender not later than ninety (90) days (or such shorter period as Lender may agree in its sole discretion) prior to the first, second and/or third anniversary of the Closing Date (each, an “Extension Date”), request that the Lender extend the Revolving Credit Maturity Date for an additional year from the Revolving Credit Maturity Date then in effect hereunder (the “Existing Maturity Date”); provided that no more than two (2) extensions under this Section 2.7 may be permitted. (b) Election to Extend. Within fifteen (15) Business Days’ following the date notice is given by the Borrower to the Lender pursuant to clause (a) above, the Lender shall notify the Borrower whether or not the Lender agrees to such extension. (c) Effect of Extension. To the extent the Lender has elected to extend the Existing Maturity Date, the Revolving Credit Maturity Date shall be extended to the date falling one year after the Existing Maturity Date (except that, if such date is not a Business Day, such Termination Date as so extended shall be the next preceding Business Day). (d) Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Revolving Credit Maturity Date pursuant to this Section 2.7 shall not be effective with respect to the Lender unless (i) no Default or Event of Default exists on the Extension Date and after giving effect to such extension and (ii) all representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects) on and as of the Extension Date (except to the extent any such representation or warranty specifically refers to an earlier date, in which case, such representation and warranty shall be true and correct in all material respects as of such earlier date (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as of such earlier date). ARTICLE III LETTER OF CREDIT FACILITY SECTION 3.1 Letter of Credit Facility. (a) Availability. Subject to the terms and conditions hereof, the Lender agrees to issue standby Letters of Credit in an aggregate amount not to exceed its L/C Commitment for the account of the Borrower or, subject to Section 3.10, any Subsidiary thereof, Letters of Credit may be issued on any Business Day from the Closing Date to, but not including the thirtieth (30th) Business Day prior to the Revolving Credit Maturity Date in such form as may be approved from time to time by the Lender; provided, that the Lender shall not issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Sublimit or (b) the Revolving Credit Outstandings would exceed the Revolving Credit Commitment. (b) Terms of Letters of Credit. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $100,000 (or such lesser amount as agreed to by the Lender), (ii) expire on a date no more than twelve (12) months after the date of issuance or last renewal of such Letter of Credit (subject to automatic renewal for additional one (1) year periods (but not to a date later than the date set forth below) pursuant to the terms of the Letter of Credit Application or other documentation acceptable to the Lender), which date shall be no later than the fifth (5th) Business Day prior to the Revolving Credit Maturity Date; provided that any Letter of Credit may expire after such date (each such Letter of Credit,

31 DMSLIBRARY01\31650438.v9 an “Extended Letter of Credit”) with the consent of the Lender and subject to the requirements of Section 3.11, and (iii) be subject to ISP98 as set forth in the Letter of Credit Application or as determined by the Lender and, to the extent not inconsistent therewith, the laws of the State of New York. The Lender shall not at any time be obligated to issue any Letter of Credit hereunder if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Lender from issuing such Letter of Credit, or any Applicable Law applicable to the Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Lender shall prohibit, or request that the Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Lender with respect to letters of credit generally or such Letter of Credit in particular any restriction or reserve or capital requirement (for which the Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Lender as of the Closing Date and that the Lender in good faith deems material to it, (B) the conditions set forth in Section 6.2 are not satisfied, (C) the issuance of such Letter of Credit would violate one or more policies of the Lender applicable to letters of credit generally or (D) the beneficiary of such Letter of Credit is a Sanctioned Person. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires. SECTION 3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Lender issue a Letter of Credit by delivering to the Lender at its applicable office a Letter of Credit Application therefor, completed to the reasonable satisfaction of the Lender, and such other certificates, documents and other papers and information as the Lender may reasonably request. Upon receipt of any Letter of Credit Application, the Lender shall process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article VI, promptly issue the Letter of Credit requested thereby (but in no event shall the Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Lender and the Borrower. The Lender shall promptly furnish to the Borrower a copy of such Letter of Credit. SECTION 3.3 Commissions and Other Charges. (a) Letter of Credit Commissions. The Borrower shall pay to the Lender a letter of credit commission with respect to each Letter of Credit in the amount equal to the daily amount available to be drawn under such standby Letters of Credit times the Applicable Margin with respect to Revolving Credit Loans that are LIBOR Rate Loans (determined, in each case, on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter, on the Revolving Credit Maturity Date and thereafter on demand of the Lender. (b) Other Fees, Costs, Charges and Expenses. In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Lender for such normal and customary fees, costs, charges and expenses as are incurred or charged by the Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it. SECTION 3.4 [Reserved]. SECTION 3.5 Reimbursement Obligation of the Borrower. In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving

32 DMSLIBRARY01\31650438.v9 Credit Loan as provided for in this Section or with funds from other sources), in same day funds, the Lender on each date on which the Lender notifies the Borrower of the date and amount of a draft paid by it under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(b) incurred by the Lender in connection with such payment. Unless the Borrower shall immediately notify the Lender that the Borrower intends to reimburse the Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Lender requesting that the Lender make a Revolving Credit Loan as a Base Rate Loan on the applicable repayment date in the amount of (i) such draft so paid and (ii) any amounts referred to in Section 3.3(b) incurred by the Lender in connection with such payment, and the Lender shall make a Revolving Credit Loan as a Base Rate Loan in such amount, the proceeds of which shall be applied to reimburse the Lender for the amount of the related drawing and such fees and expenses. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the Lender as provided above, or if the amount of such drawing is not fully refunded through a Base Rate Loan as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full. SECTION 3.6 Obligations Absolute. The Borrower’s obligations under this Article III (including, without limitation, the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Lender or any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees that the Lender shall not be responsible for, and the Borrower’s Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by it, except for errors or omissions caused by the Lender’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment. The Borrower agrees that any action taken or omitted by the Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct shall be binding on the Borrower and shall not result in any liability of the Lender to the Borrower. The responsibility of the Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit issued to it shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment substantially conform to the requirements under such Letter of Credit. SECTION 3.7 Effect of Letter of Credit Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply. SECTION 3.8 [Reserved]. SECTION 3.9 [Reserved]. SECTION 3.10 Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse, or to cause the applicable Subsidiary to

33 DMSLIBRARY01\31650438.v9 reimburse, the Lender hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any of its Subsidiaries inures to the benefit of the Borrower and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. SECTION 3.11 Cash Collateral for Extended Letters of Credit. (a) Cash Collateralization. The Borrower shall provide Cash Collateral to the Lender with respect to each Extended Letter of Credit issued by the Lender (in an amount equal to 105% of the maximum face amount of each Extended Letter of Credit, calculated in accordance with Section 1.8) by a date that is no later than 30 days (or such shorter period as Lender may agree to in its sole discretion) prior to the Revolving Credit Maturity Date by depositing such amount in immediately available funds, in Dollars, into a cash collateral account maintained at the Lender and shall enter into a cash collateral agreement in form and substance reasonably satisfactory to the Lender and such other documentation as the Lender may reasonably request; provided that if the Borrower fails to provide Cash Collateral with respect to any such Extended Letter of Credit by such time, such event shall be treated as a drawing under such Extended Letter of Credit in an amount equal to 105% of the maximum face amount of each such Letter of Credit, calculated in accordance with Section 1.8, which shall be reimbursed (or participations therein funded) in accordance with this Article III, with the proceeds of Revolving Credit Loans (or funded participations) being utilized to provide Cash Collateral for such Letter of Credit (provided that for purposes of determining the usage of the Revolving Credit Commitment any such Extended Letter of Credit that has been, or will concurrently be, Cash Collateralized with proceeds of a Revolving Credit Loan, the portion of such Extended Letter of Credit that has been (or will concurrently be) so Cash Collateralized will not be deemed to be utilization of the Revolving Credit Commitment). After any such Extended Letter of Credit shall have expired or been fully drawn upon, and any Reimbursement Obligation in respect of such Extended Letter of Credit has been satisfied, the balance, if any, of the Cash Collateral for such Extended Letter of Credit shall be returned promptly to the Borrower. (b) Grant of Security Interest. The Borrower hereby grants to the Lender, and agrees to maintain, a first priority security interest in, all Cash Collateral required to be provided by this Section 3.11 as security for the Lender’s obligation to fund draws under such Extended Letters of Credit, to be applied pursuant to subsection (c) below. If at any time the Lender determines that the Cash Collateral is subject to any right or claim of any Person other than the Lender as herein provided, or that the total amount of such Cash Collateral is less than the amount required pursuant to subsection (a) above, the Borrower will, promptly upon demand by the Lender, pay or provide to the Lender additional Cash Collateral in an amount sufficient to eliminate such deficiency. (c) Application. Notwithstanding anything to the contrary contained in any Loan Document, Cash Collateral provided under this Section 3.11 in respect of Extended Letters of Credit shall be applied to reimburse the Lender for all drawings made under such Extended Letters of Credit and any and all fees, expenses and charges incurred in connection therewith, prior to any other application of such property as may otherwise be provided for herein. (d) Cash Collateralized Letters of Credit. Subject to clause (e) below, if the Borrower has fully Cash Collateralized the Lender with respect to any Extended Letter of Credit issued by the Lender in accordance with subsections (a) through (c) above and the Borrower and the Lender have made arrangements between them with respect to the pricing and fees associated therewith (each such Extended Letter of Credit, a “Cash Collateralized Letter of Credit”), then for so long as such Cash Collateral remains in place (i) such Cash Collateralized Letter of Credit shall cease to be a “Letter of Credit” hereunder, (ii) such Cash Collateralized Letter of Credit shall not constitute utilization of the Revolving Credit Commitment, (iii) the Lender shall not have any further obligation to fund Revolving Credit Loans

34 DMSLIBRARY01\31650438.v9 to reimburse any drawing under any such Cash Collateralized Letter of Credit, (iv) no Letter of Credit commissions under Section 3.3(a) shall be due or payable to the Lender hereunder with respect to such Cash Collateralized Letter of Credit, and (v) any fronting fee, issuance fee or other fee with respect to such Cash Collateralized Letter of Credit shall be as agreed separately between the Borrower and the Lender. (e) Reinstatement. The Borrower and the Lender agree that if any payment or deposit made by the Borrower or any other Person applied to the Cash Collateral required under this Section 3.11 is at any time avoided, annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or is repaid in whole or in part pursuant to a good faith settlement of a pending or threatened avoidance claim, or the proceeds of any such Cash Collateral are required to be refunded by the Lender to the Borrower or its estate, trustee, receiver or any other Person, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, (i) the applicable Extended Letter of Credit shall automatically be a “Letter of Credit” hereunder in a face amount equal to such payment or repayment (each such Letter of Credit, a “Reinstated Letter of Credit”), (ii) such Reinstated Letter of Credit shall no longer be deemed to be Cash Collateralized hereunder and shall constitute a utilization of the Revolving Credit Commitment, (iii) the Lender shall be obligated to fund Revolving Credit Loans to reimburse any drawing under such Reinstated Letter of Credit, (iv) Letter of Credit commissions under Section 3.3(a) shall accrue and be due and payable to the Lender with respect to such Reinstated Letter of Credit from the date of such reinstatement and (v) the Borrower’s and the Lender’s liability hereunder (and any Guaranty guaranteeing such liability) shall be and remain in full force and effect, as fully as if such payment or deposit had never been made, and, if prior thereto, this Agreement shall have been canceled, terminated, paid in full or otherwise extinguished (and if any Guaranty guaranteeing the Borrower’s or the Lender’s) liability hereunder shall have been released or terminated by virtue of such cancellation, termination, payment or extinguishment), the provisions of this Article III and all other rights and duties of the Lender and the Credit Parties with respect to such Reinstated Letter of Credit (and any Guaranty guaranteeing such liability) shall be reinstated in full force and effect, and such prior cancellation, termination, payment or extinguishment shall not diminish, release, discharge, impair or otherwise affect the obligations of such Persons in respect of such Reinstated Letter of Credit (and any Guaranty guaranteeing such obligation). (f) Survival. With respect to any Extended Letter of Credit, each party’s obligations under this Article III and all other rights and duties of the Lender and the Credit Parties with respect to such Extended Letter of Credit shall survive the termination of the Commitments and the repayment, satisfaction or discharge of the Obligations. ARTICLE IV [RESERVED] ARTICLE V GENERAL LOAN PROVISIONS SECTION 5.1 Interest. (a) Interest Rate Options. Subject to the provisions of this Section, at the election of the Borrower, Revolving Credit Loans shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin (provided that the LIBOR Rate shall not be available until three (3) Business Days (or four (4) Business Days with respect to a LIBOR Rate based on a twelve month Interest Period) after the Closing Date unless the Borrower has delivered to the

35 DMSLIBRARY01\31650438.v9 Lender a letter in form and substance reasonably satisfactory to the Lender indemnifying the Lender in the manner set forth in Section 5.9 of this Agreement). The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2. (b) Default Rate. Subject to Section 10.3, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 10.1(a), (b), (i) or (j), or (ii) at the election of the Lender, upon the occurrence and during the continuance of any other Event of Default, (A) the Borrower shall no longer have the option to request LIBOR Rate Loans or Letters of Credit, (B) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, (C) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document and (D) all accrued and unpaid interest shall be due and payable on demand of the Lender. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law. (c) Interest Payment and Computation. Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing March 31, 2018; and interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate or the federal funds rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year). (d) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lender shall at its option (i) promptly refund to the Borrower any interest received by the Lender in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that the Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law. SECTION 5.2 Notice and Manner of Conversion or Continuation of Loans. The Borrower shall have the option to (a) provided that no Default or Event of Default has occurred and is then continuing, convert at any time following the third Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans or (ii) provided that no Default or Event of Default has occurred and is then continuing,

36 DMSLIBRARY01\31650438.v9 continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Lender irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 12:00 p.m. three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan; provided that if the Borrower wishes to request LIBOR Rate Loans having an Interest Period of twelve months in duration, such notice must be received by the Lender not later than 12:00 p.m. four (4) Business Days prior to the requested date of such conversion or continuation. If the Borrower fails to give a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any LIBOR Rate Loan, then the applicable LIBOR Rate Loan shall be converted to a Base Rate Loan. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loan. If the Borrower requests a conversion to, or continuation of, LIBOR Rate Loans, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. SECTION 5.3 Fees. Commencing on the Closing Date, the Borrower shall pay to the Lender, for its own account, a non-refundable commitment fee (the “Commitment Fee”) at a rate per annum equal to the Applicable Margin on the average daily unused portion of the Revolving Credit Commitment of the Lender. The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement, commencing March 31, 2018 and ending on the date upon which all Obligations (other than contingent indemnification obligations, Tax gross up, expense reimbursement or yield protection obligations and obligations under any Hedge Agreement or any Cash Management Agreement, in each case not then due) arising under the Revolving Credit Facility shall have been paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Revolving Credit Commitment has been terminated. SECTION 5.4 Manner of Payment. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lender under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Lender in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 10.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Subject to the definition of Interest Period, if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment. SECTION 5.5 Evidence of Indebtedness. The Extensions of Credit made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lender to the Borrower and its Subsidiaries and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. Upon the request of the Lender, the Borrower shall execute and deliver to the Lender a Revolving Credit Note, which shall evidence the Lender’s Revolving Credit Loans in

37 DMSLIBRARY01\31650438.v9 addition to such accounts or records. The Lender may attach schedules to its Revolving Credit Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto. SECTION 5.6 [Reserved]. SECTION 5.7 [Reserved]. SECTION 5.8 Changed Circumstances.Circumstances Affecting LIBOR Rate Availability. Unless and until a Replacement Rate is implemented in accordance with clause (c) below, in connection with any request for a LIBOR Rate Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Lender shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Lender shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan or (iii) the Lender shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to the Lender of making or maintaining such Loans during such Interest Period, then the Lender shall promptly give notice thereof to the Borrower. Thereafter, until the Lender notifies the Borrower that such circumstances no longer exist, the obligation of the Lender to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon (subject to Section 5.1(d)), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan; or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period. (a) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or any of its Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for the Lender (or any of its Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, the Lender shall promptly give notice thereof to the Borrower. Thereafter, until the Lender notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lender to make LIBOR Rate Loans, and the right of the Borrower to convert any Loan to a LIBOR Rate Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans and (ii) if the Lender may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period. (b) Alternative Rate of Interest. Notwithstanding anything to the contrary in Section 5.8(a) above, if the Lender has made the determination (such determination to be conclusive absent manifest error) that (i) the circumstances described in Section 5.8(a)(i) or (a)(ii) have arisen and that such circumstances are unlikely to be temporary, (ii) the LIBOR Rate is no longer a widely recognized benchmark rate for newly originated loans in the U.S. loan market in the applicable currency or (iii) the applicable supervisor or administrator (if any) of the LIBOR Rate or any Governmental Authority having, or purporting to have, jurisdiction over the Lender has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be used for determining interest rates for loans in the U.S. loan market in the applicable currency, then the Lender may, to the extent practicable

38 DMSLIBRARY01\31650438.v9 (in consultation with the Borrower and as determined by the Lender to be consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (A) an event described in Section 5.8(a)(i), (a)(ii), (c)(i), (c)(ii) or (c)(iii) occurs with respect to the Replacement Rate or (B) the Lender notifies the Borrower that the Replacement Rate does not adequately and fairly reflect the cost to the Lender of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Lender and the Borrower, as may be necessary or appropriate, in the reasonable judgment of the Lender in consultation with the Borrower, to effect the provisions of this Section 5.8(c). To the extent the Replacement Rate is approved by the Lender in connection with this clause (c), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Lender, such Replacement Rate shall be applied as otherwise reasonably determined by the Lender. SECTION 5.9 Indemnity. The Borrower hereby indemnifies the Lender against any loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a LIBOR Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) which may arise or be attributable to the Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow or continue a LIBOR Rate Loan or convert to a LIBOR Rate Loan on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the Lender’s sole discretion, based upon the assumption that the Lender funded the applicable LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which the Lender deems appropriate and practical. The Lender shall deliver a certificate setting forth in reasonable detail the basis for determining such amount or amounts necessary to compensate the Lender to the Borrower which certificate shall be conclusively presumed to be correct save for manifest error. SECTION 5.10 Increased Costs. (a) Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, the Lender (except any reserve requirement reflected in the LIBOR Rate); (ii) subject the Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on the Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Rate Loans made by the Lender or any Letter of Credit;

39 DMSLIBRARY01\31650438.v9 and the result of any of the foregoing shall be to increase the cost to the Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to the Lender of issuing or maintaining any Letter of Credit (or of maintaining its obligation to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon written request of the Lender, the Borrower shall promptly pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered. (b) Capital Requirements. If the Lender determines that any Change in Law affecting the Lender or any Lending Office of the Lender or the Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of the Lender or the Loans or the Letters of Credit made or issued by the Lender, to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of the Lender, the Borrower shall promptly pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered. (c) Certificates for Reimbursement. A certificate of the Lender setting forth in reasonable detail the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof. (d) Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to this Section for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of the Lender’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof). SECTION 5.11 Taxes. (a) Defined Terms. For purposes of this Section 5.11, the term “Applicable Law” includes FATCA. (b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and

40 DMSLIBRARY01\31650438.v9 withholdings applicable to additional sums payable under this Section), the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made. (c) Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Lender timely reimburse it for the payment of, any Other Taxes. (d) Indemnification by the Credit Parties. The Credit Parties shall indemnify the Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Lender or required to be withheld or deducted from a payment to the Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error. (e) Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so. (f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 5.11, such Credit Party shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender. (g) [Reserved]. (h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.11 (including by the payment of additional amounts pursuant to this Section 5.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or

41 DMSLIBRARY01\31650438.v9 otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (i) Survival. Each party’s obligations under this Section 5.11 shall survive the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. ARTICLE VI CONDITIONS OF CLOSING AND BORROWING SECTION 6.1 Conditions to Closing and Initial Extensions of Credit. The obligation of the Lender to close this Agreement and to make the initial Loans or issue the initial Letter of Credit, if any, is subject to the satisfaction of each of the following conditions: (a) Executed Loan Documents. This Agreement, a Revolving Credit Note in favor of the Lender, the Guaranty Agreement, together with any other applicable Loan Documents specified by the Lender to the Borrower to be delivered on the Closing Date, shall have been duly authorized, executed and delivered to the Lender by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist hereunder or thereunder. (b) Closing Certificates; Etc. The Lender shall have received each of the following in form and substance reasonably satisfactory to the Lender: (i) Officer’s Certificate. A certificate from a Responsible Officer of the Borrower to the effect that (A) all representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects) as of the Closing Date (except to the extent any such representation or warranty specifically refers to an earlier date, in which case, such representation and warranty shall be true and correct in all material respects as of such earlier date (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as of such earlier date); (B) none of the Credit Parties is in violation of any of the covenants contained in this Agreement and the other Loan Documents delivered on the Closing Date; (C) after giving effect to the transactions contemplated by this Agreement and the other Loan Documents on the Closing Date, no Default or Event of Default has occurred and is continuing; and (D) since December 31, 2016, no event has occurred or condition arisen, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect. (ii) Certificate of Secretary of each Credit Party. A certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Credit Party as in effect on the Closing Date and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws or other governing document of such Credit Party as in

42 DMSLIBRARY01\31650438.v9 effect on the Closing Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 6.1(b)(iii). (iii) Certificates of Good Standing. Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, and, in the case of the Borrower, the State of California. (iv) Opinions of Counsel. Opinions of counsel to the Credit Parties addressed to the Lender with respect to the Credit Parties, the Loan Documents and such other matters as the Lender shall reasonably request (which such opinions shall expressly permit reliance by permitted successors and assigns of the Lender). (c) Consents; Defaults. (i) Governmental and Third Party Approvals. The Credit Parties shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Lender) in connection with the transactions contemplated by this Agreement and the other Loan Documents and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Credit Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Lender could reasonably be expected to have such effect. (ii) No Injunction, Etc. No action, proceeding or investigation shall have been instituted, threatened in writing or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Lender’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby. (d) Financial Matters. (i) Financial Statements. The Lender shall have received (A) the audited Consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2016, and the related audited statements of income and retained earnings and cash flows for the Fiscal Year then ended and (B) the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 2017, and related unaudited interim statements of income and cash flows. (ii) Financial Projections. The Lender shall have received projections prepared by management of the Borrower in form and scope reasonably satisfactory to the Lender for the Fiscal Year ending December 31, 2018. (iii) Financial Condition/Solvency Certificate. The Borrower shall have delivered to the Lender a certificate, in form and substance reasonably satisfactory to the Lender, and certified as accurate by the chief financial officer of the Borrower, that (A) after giving effect to the transactions contemplated by this Agreement and the other Loan Documents on the Closing Date,

43 DMSLIBRARY01\31650438.v9 the Credit Parties, taken as a whole, are Solvent, and (B) the financial projections previously delivered to the Lender represent the good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Borrower and its Subsidiaries (it being understood that such projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections and such variance may be material). (iv) Payment at Closing. The Borrower shall have paid or made arrangements to pay contemporaneously with closing (A) to the Lender any accrued and unpaid fees or commissions due hereunder, (B) to the extent an invoice therefor is provided to the Borrower at least one Business Day in advance of the Closing Date, all fees, charges and disbursements of counsel to the Lender (directly to such counsel if requested by the Lender) to the extent accrued and unpaid prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Lender) and (C) to the extent an invoice therefor is provided to the Borrower at least one Business Day in advance of the Closing Date, to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. (e) Miscellaneous. (i) Notice of Account Designation. The Lender shall have received a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed. (ii) Existing Indebtedness. All existing Indebtedness of the Borrower and its Subsidiaries (including Indebtedness under the Existing Credit Agreement but excluding Indebtedness permitted pursuant to Section 9.1) shall be repaid in full, all commitments (if any) in respect thereof shall have been terminated and all guarantees therefor and security therefor shall be released, and the Lender shall have received pay-off letters in form and substance satisfactory to it evidencing such repayment, termination and release. (iii) PATRIOT Act, etc. The Borrower and each of the Subsidiary Guarantors shall have provided to the Lender the documentation and other information requested by the Lender, to the extent requested at least five (5) days prior to the Closing Date, in order to comply with requirements of any Anti-Money Laundering Laws, including, without limitation, the PATRIOT Act and any applicable “know your customer” rules and regulations. (iv) Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Lender. The Lender shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement. SECTION 6.2 Conditions to All Extensions of Credit. The obligations of the Lender to make any Extensions of Credit (including the initial Extension of Credit), convert or continue any Loan or issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation, conversion, issuance or extension date:

44 DMSLIBRARY01\31650438.v9 (a) Continuation of Representations and Warranties. Other than in connection with any conversion or continuation of any Loan, the representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of such borrowing, issuance or extension date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date). (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing (i) on the borrowing date of any Loan, or the continuation or conversion date with respect to any Loan that is continued as, or converted to, a LIBOR Rate Loan, or after giving effect to the Loans to be made or Loans to be continued as, or converted to, LIBOR Rate Loans, on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date. (c) Notices. The Lender shall have received a Notice of Borrowing, Letter of Credit Application, or Notice of Conversion/Continuation, as applicable, from the Borrower in accordance with Section 2.3(a), Section 3.2, or Section 5.2, as applicable. ARTICLE VII REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES To induce the Lender to enter into this Agreement and to induce the Lender to make Extensions of Credit, the Credit Parties hereby represent and warrant to the Lender both before and after giving effect to the transactions contemplated hereunder, which representations and warranties shall be deemed made on the Closing Date and as otherwise set forth in Section 6.2, that: SECTION 7.1 Organization; Power; Qualification. Each Credit Party and each Subsidiary thereof (a) is duly organized, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or formation, (b) has the power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted and (c) is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect. The jurisdictions in which each Credit Party and each Subsidiary thereof are organized and qualified to do business as of the Closing Date are described on Schedule 7.1 to the Disclosure Letter. No Credit Party nor any Subsidiary thereof is an EEA Financial Institution. SECTION 7.2 Ownership. Each (i) Subsidiary of each Credit Party as of the Closing Date and (ii) each Material Subsidiary of the Borrower as of the Closing Date is listed on Schedule 7.2 to the Disclosure Letter. All outstanding shares of Equity Interests in the Borrower’s Subsidiaries have been duly authorized and validly issued and, to the extent applicable, are fully paid and nonassessable and not subject to any preemptive or similar rights. SECTION 7.3 Authorization; Enforceability. Each Credit Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and

45 DMSLIBRARY01\31650438.v9 performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Credit Party that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies (regardless of whether enforcement is sought in equity or at law). SECTION 7.4 Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by each Credit Party of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby or thereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval or violate any Applicable Law relating to any Credit Party where the failure to obtain such Governmental Approval or such violation could reasonably be expected to have a Material Adverse Effect, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party, (c) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens or (e) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than (i) consents, authorizations, filings or other acts or consents that have been made or obtained or for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) consents or filings with respect to the Cash Collateral to be made, or otherwise delivered to Lender for filing and/or recordation. SECTION 7.5 Compliance with Law; Governmental Approvals. Each Credit Party and each Subsidiary thereof (a) has all Governmental Approvals required by any Applicable Law for it to conduct its business as currently conducted, each of which is in full force and effect and is not the subject of any pending or, to its knowledge, threatened in writing cancellation or termination, (b) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties and (c) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law, except in each case of clauses (a), (b) or (c) where the failure to have, be in full force and effect, comply or file could not reasonably be expected to have a Material Adverse Effect. SECTION 7.6 Tax Returns and Payments. Each Credit Party and each Subsidiary thereof has duly filed or caused to be filed all federal and other tax returns required by Applicable Law to be filed by it, and has paid, or made adequate provision for the payment of, all federal, state, and local income taxes and all other material taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable (other than, in each case, (i) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party or (ii) where the failure to file or pay such taxes, assessments and governmental charges or levies could not reasonably be expected to have a Material Adverse Effect). Such returns accurately reflect in all material respects all liability for taxes of any Credit Party or any Subsidiary

46 DMSLIBRARY01\31650438.v9 thereof for the periods covered thereby. No Governmental Authority has asserted in writing any Lien or other claim against any Credit Party or any Subsidiary thereof with respect to material unpaid taxes which has not been discharged or resolved (other than (a) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party and (b) Permitted Liens). SECTION 7.7 Intellectual Property Matters. Each Credit Party and each Subsidiary thereof owns or possesses rights to use all material franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, copyrights and other rights with respect to the foregoing which are material and reasonably necessary to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Credit Party nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, except in each case where such revocation, termination or infringement could not reasonably be expected to have a Material Adverse Effect. SECTION 7.8 Environmental Matters. (a) The real properties owned, leased or operated by each Credit Party and each Subsidiary thereof now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which constitute or constituted a violation of applicable Environmental Laws where such violation could reasonably be expected to have a Material Adverse Effect; (b) To its knowledge, each Credit Party and each Subsidiary thereof and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could reasonably be expected to interfere with the continued operation of such properties or impair the fair saleable value thereof, except where such failure to be in compliance or such interference or impairment could not reasonably be expected to have a Material Adverse Effect; (c) No Credit Party nor any Subsidiary thereof has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, nor does any Credit Party or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened; (d) To its knowledge, Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by any Credit Party or any Subsidiary thereof in violation of, or in a manner or to a location which could give rise to liability of the Borrower or any Subsidiary under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability of the Borrower or any Subsidiary under, any applicable Environmental Laws in each case that could reasonably be expected to have a Material Adverse Effect; (e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened in writing, under any Environmental Law to which any Credit Party or any Subsidiary thereof is or will be named as a potentially responsible party, nor are there any

47 DMSLIBRARY01\31650438.v9 consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to any Credit Party, any Subsidiary thereof, with respect to any real property owned, leased or operated by any Credit Party or any Subsidiary thereof or operations conducted in connection therewith that in each case could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (f) There has been no release, or to its knowledge, threat of release, of Hazardous Materials at or from real properties owned, leased or operated by any Credit Party or any Subsidiary, now or, to the knowledge of the Borrower, in the past, in violation of or in amounts or in a manner that could give rise to liability of the Borrower or any Subsidiary under applicable Environmental Laws that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. SECTION 7.9 Employee Benefit Matters. (a) As of the Closing Date, no Credit Party nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Pension Plan or Multiemployer Plan other than those identified on Schedule 7.9 to the Disclosure Letter; (b) Each Credit Party and each ERISA Affiliate is in compliance with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired or except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code except for such plans that have not yet received determination, opinion and/or advisory letters, as applicable, but for which the remedial amendment period for submitting a determination, opinion and/or advisory letter, as applicable, has not yet expired. No liability has been incurred by any Credit Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties assessed with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect; (c) As of the Closing Date, no Pension Plan has been terminated, nor has any Pension Plan become subject to funding based benefit restrictions under Section 436 of the Code, nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has any Credit Party or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Sections 412 or 430 of the Code, Section 302 of ERISA or the terms of any Pension Plan on or prior to the due dates of such contributions under Sections 412 or 430 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan; (d) Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Credit Party nor any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Sections 412 or 430 of the Code;

48 DMSLIBRARY01\31650438.v9 (e) No Termination Event has occurred or is reasonably expected to occur; (f) Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to the Borrower’s knowledge, threatened concerning or involving (i) any employee benefit plan (as defined in Section 3(3) of ERISA) currently maintained or contributed to by any Credit Party or any ERISA Affiliate, (ii) any Pension Plan or (iii) any Multiemployer Plan. SECTION 7.10 Margin Stock. No Credit Party nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates the provisions of Regulation T, U or X of such Board of Governors. Following the application of the proceeds of each Extension of Credit, not more than twenty-five percent (25%) of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 9.2 or Section 9.5 or subject to any restriction contained in any agreement or instrument between the Borrower and the Lender or any Affiliate of the Lender relating to Indebtedness in excess of the Threshold Amount will be “margin stock”. SECTION 7.11 Government Regulation. No Credit Party nor any Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act) and no Credit Party nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Interstate Commerce Act, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby. SECTION 7.12 [Reserved]. SECTION 7.13 Employee Relations. As of the Closing Date, no Credit Party nor any Subsidiary thereof is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 7.13 to the Disclosure Letter. The Borrower knows of no pending or threatened in writing strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. SECTION 7.14 Burdensome Provisions. No Subsidiary is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Equity Interests to the Borrower or any Subsidiary or to transfer any of its assets or properties to the Borrower or any other Subsidiary in each case other than existing under or by reason of the Loan Documents or Applicable Law or as permitted by Section 9.10. SECTION 7.15 Financial Statements. The audited and unaudited financial statements delivered pursuant to Section 6.1(d)(i) fairly present in all material respects on a Consolidated basis the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended in accordance with GAAP (other than customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (other than customary year-

49 DMSLIBRARY01\31650438.v9 end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements). Such financial statements show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments, and Indebtedness, in each case, to the extent required to be disclosed under GAAP. The projections delivered pursuant to Section 6.1(d)(ii) were prepared in good faith on the basis of the assumptions stated therein, which assumptions are believed by the Borrower to be reasonable in light of then existing conditions (it being recognized by the Lender that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections and such variance may be material). SECTION 7.16 No Material Adverse Change. Since December 31, 2016, there has been no material adverse change in the properties, business, operations, or financial condition of the Borrower and its Subsidiaries, taken as a whole, and no event has occurred or condition arisen, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. SECTION 7.17 Solvency. The Credit Parties, on a Consolidated basis, are Solvent. SECTION 7.18 Title to Properties. Each Credit Party and each Subsidiary thereof has such title to the real property owned by it and rights to use real property leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, except those which have been disposed of by the Credit Parties and their Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder. SECTION 7.19 Litigation. There are no actions, suits or proceedings pending nor, to its knowledge, threatened in writing against any Credit Party or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect. SECTION 7.20 Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions. (a) None of (i) the Borrower, any Subsidiary, or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers, employees or Affiliates, or (ii) to the knowledge of the Borrower or any Subsidiary, any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the Revolving Credit Facility, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) is controlled by or is acting on behalf of a Sanctioned Person, (C) has its assets located in a Sanctioned Country, or (D) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons. (b) Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti- Money Laundering Laws and applicable Sanctions. (c) Each of the Borrower and its Subsidiaries, and to the knowledge of the Borrower, each director, officer, employee, agent and Affiliate of Borrower and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws in all material respects and applicable Sanctions.

50 DMSLIBRARY01\31650438.v9 (d) No proceeds of any Extension of Credit have been used, directly or indirectly, by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, any of its or their respective directors, officers, employees and agents in violation of Section 8.16(b). SECTION 7.21 Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default. SECTION 7.22 [Reserved]. SECTION 7.23 Disclosure. The Borrower and/or its Subsidiaries have disclosed to the Lender all agreements, instruments and corporate or other restrictions to which any Credit Party and any Subsidiary thereof are subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No financial statement, material report, material certificate or other material information furnished (whether in writing or orally) by or on behalf of any Credit Party or any Subsidiary thereof to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole and together with the Borrower’s filings with the SEC, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized by the Lender that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections). SECTION 7.24 Regulatory Matters (a) Each Credit Party and its Subsidiaries has, and it and its Products are in conformance with, all Registrations applicable to its respective business except where the failure to have such Registrations or be in conformance would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No Credit Party nor any of its Subsidiaries has received written notice that the FDA or any other Governmental Authority intends to suspend or revoke such Registrations or changing the marketing classification affecting the Products of the Credit Parties or any of their respective Subsidiaries. To the knowledge of each Credit Party and its Subsidiaries, there is no material false or misleading information or material omission in any product application or other submission to the FDA or other Governmental Authority administering Public Health Laws. To the knowledge of each Credit Party and its Subsidiaries, no event has occurred or condition or state of facts exists which would cause revocation or termination of any such Registration. To the knowledge of each Credit Party and its Subsidiaries, no event has occurred or condition or state of facts exists which would present potential product liability related, in whole or in part, to Regulatory Matters. To the knowledge of each Credit Party and its Subsidiaries, any third party that is a manufacturer or contractor for the Credit Parties or any of their respective Subsidiaries is in compliance in all material respects with all Registrations required by the FDA or comparable Governmental Authority and all Public Health Laws insofar as they reasonably pertain to the Products of the Credit Parties and their respective Subsidiaries. (b) Except as set forth on Schedule 7.24 to the Disclosure Letter: (i) each Credit Party and its Subsidiaries and, to their knowledge, their respective contract manufacturers are, and have been for the past five calendar years, in compliance in all material respects with, and each Product in current commercial distribution has been designed, developed, investigated, manufactured, prepared,

51 DMSLIBRARY01\31650438.v9 assembled, packaged, tested, labeled, distributed, marketed, installed, and serviced in compliance in all material respects with the Public Health Laws or any other applicable Requirement of Law, including, without limitation, those regarding clinical and non-clinical evaluation, product approval or clearance, good manufacturing practices, labeling, advertising and promotion, record-keeping, establishment registration and listing, reporting of recalls and adverse event reporting; (ii) each Credit Party and its Subsidiaries is in compliance in all material respects with the record-keeping and reporting requirements required by the FDA or any other Governmental Authority pertaining to the reporting of adverse events and recalls involving the Products, including, as the case may be, Medical Device Reporting set forth in 21 C.F.R. Part 803 and Reports of Corrections and Removals set forth in 21 C.F.R. Part 806; (iii) all Products are and have been labeled, promoted, and advertised in material compliance with their Registration and labeling or within the scope of an exemption from obtaining such Registration; (iv) all Products and accompanying labels have been marked with a Unique Device Identifier as applicable under 21 C.F.R. Parts 801 and 830; and (v) each Credit Party’s and its Subsidiaries’ establishments are registered with the FDA, as applicable, and each Product is listed with the FDA under the applicable FDA registration and listing regulations for medical devices set forth in 21 C.F.R. Part 807. (c) No Credit Party nor its Subsidiaries is subject to any obligation arising under any regulatory action, proceeding, investigation or inspection by or on behalf of a Governmental Authority, warning letter, notice of violation letter, consent decree, or other enforcement action by a Governmental Authority with respect to Regulatory Matters, and, to the knowledge of each Credit Party and its Subsidiaries, no such obligation has been threatened, verbally or in writing , in each case that would reasonably be expected to have a Material Adverse Effect. To the knowledge of each Credit Party and its Subsidiaries, there is no act, omission or event that would reasonably be expected to give rise to or lead to, any civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter or enforcement proceeding against any Credit Party or its Subsidiaries, and, to each Credit Party’s and its Subsidiary’s knowledge, no Credit Party nor its Subsidiaries has any liability (whether actual or contingent) for failure to comply with any Public Health Laws, in each case that would reasonably be expected to have a Material Adverse Effect. There has not been any violation of any Public Health Laws by any Credit Party or its Subsidiaries that could reasonably be expected to require or lead to investigation, enforcement, regulatory or administrative action by the FDA or any comparable Governmental Authority, in each case that would reasonably be expected, in the aggregate, to have a Material Adverse Effect. To the knowledge of each Credit Party and each of their respective Subsidiaries, there are no civil or criminal proceedings relating to any Credit Party or its Subsidiaries or any officer, director or employee of any Credit Party or Subsidiary of any Credit Party that involve a matter within or related to the FDA’s or any comparable Governmental Authority’s jurisdiction. (d) No Credit Party nor its Subsidiaries is currently undergoing any inspection by FDA or any other Governmental Authority investigation that could reasonably be expected to have a Material Adverse Effect. (e) No Credit Party nor any Subsidiary of any Credit Party has received any written or verbal notice from any Governmental Authority alleging material noncompliance with any Requirement of Law. No Product has been seized, withdrawn, recalled, detained, or subject to a suspension (other than in the ordinary course of business) of research, manufacturing, distribution, or commercialization activity, and, to the knowledge of Credit Party and each of its Subsidiaries, there are no facts or circumstances reasonably likely to cause (i) the seizure, denial, withdrawal, recall, detention, public health notification, safety alert or suspension of manufacturing or other activity relating to any Product except as would not reasonably be expected to have a Material Adverse Effect; or (ii) a termination, seizure or suspension of manufacturing, researching, distributing or marketing of any Product. No

52 DMSLIBRARY01\31650438.v9 proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, revocation, suspension, import detention, or seizure of any Product are pending or threatened in writing or verbally against any Credit Party or any of its Subsidiaries. (f) No Credit Party nor any Subsidiary of any Credit Party nor, to the knowledge of Credit Party or any Subsidiary, any of their respective officers, directors, employees, agents, or contractors (i) have been excluded or debarred from any federal healthcare program (including without limitation Medicare or Medicaid) or any other federal program or (ii) have received written notice from the FDA or any other Governmental Authority with respect to debarment or disqualification of any Person that would reasonably be expected to have, in the aggregate, a Material Adverse Effect. No Credit Party nor any Subsidiary of any Credit Party nor, to the knowledge of Credit Party or any Subsidiary any of their respective officers, directors, employees, agents or contractors have been convicted of any crime or engaged in any conduct for which (x) debarment is mandated or permitted by 21 U.S.C. § 335a or (y) such Person could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act or any similar law. No officer and to the knowledge of each Credit Party and its Subsidiaries, no employee or agent of any Credit Party or its Subsidiaries, has (A) made any untrue statement of material fact or fraudulent statement to the FDA or any other Governmental Authority; (B) failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority; or (C) committed an act, made a statement, or failed to make a statement that would reasonably be expected to provide the basis for the FDA or any other Governmental Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” as set forth in 56 Fed. Reg. 46191 (September 10, 1991). SECTION 7.25 Health Care Matters. (a) Compliance with Health Care Laws; Health Care Permits. Each Credit Party and each of their respective Subsidiaries is in compliance with all Health Care Laws applicable to it and its assets, business or operations , except to the extent that any noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Credit Party and each of their Subsidiaries holds in full force and effect all Health Care Permits necessary for it to own, lease, sublease or operate its assets under applicable Health Care Laws or to conduct its business and operations as presently conducted except where the failure to hold such Health Care Permits would not reasonably be expected to have a Material Adverse Effect. There exist no restrictions, required plans of correction or other such remedial measures with respect to (i) any Health Care Permit of any Credit Party or its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No circumstance exists or event has occurred which could reasonably be expected to result in the suspension, revocation, termination, restriction, limitation, modification or non-renewal of any material Health Care Permit held by any Credit Party or any of their Subsidiaries. (b) Material Statements. No Credit Party nor any of their Subsidiaries, nor to the knowledge of any Credit Party of any Subsidiary, any officer, affiliate, employee or agent of any Credit Party or any Subsidiary of any Credit Party, has made an untrue statement of a material fact or fraudulent statement to any Governmental Authority, failed to disclose a material fact that must be disclosed to any Governmental Authority, or committed an act, made a statement or failed to make a statement that, at the time such statement, disclosure or failure to disclose occurred, would constitute a violation of any Health Care Law that could reasonably be expected to have a Material Adverse Effect. (c) Prohibited Transactions. No Credit Party or any of its Subsidiaries nor, to the knowledge of the Credit Parties, any officer, affiliate or managing employee of any Credit Party or any Subsidiary of a Credit Party has (i) offered or paid or solicited or received any remuneration, in cash or in kind, or made any financial arrangements, in material violation of any applicable Health Care Law; (ii) given

53 DMSLIBRARY01\31650438.v9 any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) in material violation of any applicable Health Care Law; (iii) made any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift was illegal in any material respect under the applicable laws of any Governmental Authority having jurisdiction over such payment, contribution or gift; (iv) established or maintained any unrecorded fund or asset or made any misleading, false or artificial entries on any of its books or records in material violation of applicable Health Care Laws; or (v) made any payment to any person with the intention that any part of such payment would be in violation of any applicable Health Care Law. No Person has filed or has threatened in writing to file against any Credit Party or any of their Subsidiaries an action under any federal or state whistleblower statute related to alleged noncompliance with applicable Health Care Laws, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.). (d) Exclusion. No Credit Party nor any of their Subsidiaries, nor, to the knowledge of Credit Party or its Subsidiaries, any owner, officer, director, partner, agent or managing employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. § 420.201) in any Credit Party or any Subsidiary of any Credit Party or an Affiliate, has (i) had a civil monetary penalty assessed pursuant to 42 U.S.C. § 1320a-7; (ii) been convicted (as that term is defined in 42 C.F.R. §1001.2) of any of those offenses described in 42 U.S.C. §1320a-7b or 18 U.S.C. §§669, 1035, 1347 or 1518, including any of the following categories of offenses: (A) criminal offenses relating to the delivery of an item or service under any federal health care program (as that term is defined in 42 U.S.C. §1320a-7b) or healthcare benefit program (as that term is defined in 18 U.S.C. §24b), (B) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a healthcare item or service, (C) criminal offenses under laws relating to fraud and abuse, theft, embezzlement, false statements to third parties, money laundering, kickbacks, breach of fiduciary responsibility or other financial misconduct in connection with the delivery of a healthcare item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency, (D) laws relating to the interference with or obstruction of any investigations into any criminal offenses described in this clause (d), or (E) criminal offenses under laws relating to the unlawful manufacturing, distribution, prescription or dispensing of a controlled substance; or (iii) been involved or named in a U.S. Attorney complaint made or any other action taken pursuant to the False Claims Act under 31 U.S.C. §§3729-3731 or qui tam action brought pursuant to 31 U.S.C. §3729 et seq. (e) HIPAA Compliance. Each Credit Party and each of their respective Subsidiaries is in compliance in all material respects with HIPAA and Other Privacy Laws. Except as otherwise disclosed in Schedule 7.25(e) to the Disclosure Letter, none of the Credit Parties nor any of their Subsidiaries has, to the knowledge of the Credit Parties, within the past three (3) years, suffered any breach of Regulated Information requiring any notification to any individual, entity, the media or any Governmental Authority, received any written notice from the Office for Civil Rights for the U.S. Department of Health and Human Services or any other Governmental Authority regarding any allegation regarding its failure to comply with HIPAA and Other Privacy Laws, nor made any notification of such a breach or failure to any individual or entity, the media, the Secretary of the U.S. Department of Health and Human Services or any other Governmental Authority pursuant to HIPAA and Other Privacy Laws. Each of the Credit Parties and each of their Subsidiaries has entered into business associate agreements and other contractual commitments with third parties when required to do so by HIPAA or Other Privacy Laws and is in material compliance with all such contractual commitments.

54 DMSLIBRARY01\31650438.v9 (f) Corporate Integrity Agreement. No Credit Party nor any of their Subsidiaries, nor, to the knowledge of Credit Party or its Subsidiaries, any owner, officer, director, partner, agent or managing employee of any Credit Party or any Subsidiary of any Credit Party, is a party to or bound by any individual integrity agreement, corporate integrity agreement, corporate compliance agreement, deferred prosecution agreement, or other formal agreement with any Governmental Authority concerning compliance with Health Care Laws, any Government Reimbursement Programs or the requirements of any Health Care Permit. ARTICLE VIII AFFIRMATIVE COVENANTS Until all of the Obligations(other than contingent indemnification obligations, Tax gross up, expense reimbursement or yield protection obligations and obligations under any Hedge Agreement or any Cash Management Agreement, in each case not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Commitments terminated, each Credit Party will, and will cause each of its Subsidiaries to: SECTION 8.1 Financial Statements and Budgets. Deliver to the Lender: (a) Annual Financial Statements. As soon as practicable and in any event within ninety (90) days (or, if earlier, on the date of any required public filing thereof) after the end of each Fiscal Year (commencing with the Fiscal Year ended December 31, 2017), an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. Such annual financial statements shall be audited by Pricewaterhouse Coopers LLP or another independent certified public accounting firm of recognized national standing, and accompanied by a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception or any qualification as to the scope of such audit or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP. (b) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days (or, if earlier, on the date of any required public filing thereof) after the end of the first three fiscal quarters of each Fiscal Year (commencing with the fiscal quarter ended March 31, 2018), an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income and cash flows and a report containing management’s discussion and analysis of such financial statements for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes.

55 DMSLIBRARY01\31650438.v9 (c) Annual Business Plan and Budget. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2018), a business plan and operating and capital budget of the Borrower and its Subsidiaries for the ensuing four (4) fiscal quarters, such plan to be in form and detail reasonably satisfactory to the Lender and prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget (including, without limitation, the projected Capital Expenditures for such period), a projected income statement and balance sheet, and a report containing management’s discussion and analysis of such budget with a reasonable disclosure of the key assumptions and drivers with respect to such budget, accompanied by a certificate from a Responsible Officer of the Borrower to the effect that such budget contains good faith estimates (utilizing assumptions believed to be reasonable at the time of delivery of such budget) of the financial condition and operations of the Borrower and its Subsidiaries for such period. SECTION 8.2 Certificates; Other Reports. Deliver to the Lender: (a) within 5 Business Days after any financial statements are delivered pursuant to Sections 8.1(a) or (b), a duly completed Officer’s Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower; (b) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to all of the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Lender pursuant hereto; (c) promptly, and in any event within five (5) Business Days after receipt thereof by any Credit Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Credit Party or any Subsidiary thereof, in each case that could reasonably be expected to result in a Material Adverse Effect; (d) promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable Anti-Money Laundering Laws (including, without limitation, any applicable “know your customer” rules and regulations and the PATRIOT Act), as from time to time reasonably requested by the Lender; and (e) such other information regarding the operations, business affairs and financial condition of any Credit Party or any Subsidiary thereof as the Lender may reasonably request. Documents required to be delivered pursuant to Section 8.1(a) or (b) or Section 8.2(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 12.1; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which the Lender has access (whether a commercial, third-party website or whether sponsored by the Lender); provided that, the Borrower shall deliver paper copies of such documents to the Lender if it requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Lender. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Officer’s

56 DMSLIBRARY01\31650438.v9 Compliance Certificates required by Section 8.2 to the Lender. Except for such Officer’s Compliance Certificates, the Lender shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and the Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. SECTION 8.3 Notice of Litigation and Other Matters. Promptly (but in no event later than ten (10) days after any Responsible Officer of the Borrower obtains knowledge thereof) notify the Lender in writing of: (a) the occurrence of any Default or Event of Default; (b) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party or any Subsidiary thereof or any of their respective properties, assets or businesses in each case that could reasonably be expected to result in a Material Adverse Effect; (c) any notice of any violation received by any Credit Party or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect; (d) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party or any Subsidiary thereof in each case that could reasonably be expected to result in a Material Adverse Effect; (e) (i) any unfavorable determination, opinion and/or advisory letter from the IRS regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Credit Party or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or Multiemployer Plan or to have a trustee appointed to administer any Pension Plan or Multiemployer Plan, (iii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) any Credit Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; (f) any written or verbal notice that the FDA or any other similar Governmental Authority is limiting, suspending or revoking any Registration, changing the market classification, distribution pathway or parameters, or labeling of the Products of the Credit Parties or their respective Subsidiaries; (ii) any Credit Party or any of its Subsidiaries becoming subject to any administrative or regulatory action, inspection, Form FDA 483 observation, warning letter, notice of violation letter, or other material notice, response or commitment made to or with the FDA or any comparable Governmental Authority, except as would not be reasonably expected to have a Material Adverse Effect; (iii) any Product of any Credit Party or any of its Subsidiaries being seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing, or the commencement of any proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention, or seizure of any Product are pending or threatened in writing or verbally against the Credit Parties or their respective Subsidiaries; and (iv) any voluntary withdrawal or recall of any Product by any Credit Party or any of its Subsidiaries in an amount in excess of the Threshold Amount or in an amount which would, in the aggregate, have a Material Adverse Effect; or

57 DMSLIBRARY01\31650438.v9 (g) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect. Each notice pursuant to Section 8.3 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 8.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached. SECTION 8.4 Preservation of Corporate Existence and Related Matters. (a) Except as permitted by Section 9.4, preserve and maintain its separate corporate existence or equivalent form. (b) Except as could not reasonably be expected to result in a Material Adverse Effect, preserve and maintain all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation or other entity and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under Applicable Law. SECTION 8.5 Maintenance of Property and Licenses. (a) Protect and preserve all Properties necessary in and material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition, ordinary wear and tear excepted, all buildings, equipment and other tangible real and personal property necessary in and material to its business; and from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such Property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner, in each case except as such action or inaction could not reasonably be expected to result in a Material Adverse Effect. (b) Maintain, in full force and effect in all material respects, each and every license, permit, certification, qualification, approval or franchise issued by any Governmental Authority required for each of them to conduct their respective businesses as presently conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. SECTION 8.6 Insurance. Maintain insurance with financially sound and reputable insurance companies against at least such risks and in at least such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law (including, without limitation, hazard and business interruption insurance). SECTION 8.7 Accounting Methods and Financial Records. Maintain a system of accounting, and keep proper books, records and accounts (which shall be accurate and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance in all material respects with the applicable regulations of any Governmental Authority having jurisdiction over it or any of its Properties. SECTION 8.8 Payment of Taxes and Other Obligations. Pay and perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its Property and (b) all other Indebtedness, obligations and liabilities in accordance with customary trade

58 DMSLIBRARY01\31650438.v9 practices, except where the failure to pay or perform such items described in clauses (a) or (b) of this Section could not reasonably be expected to have a Material Adverse Effect. SECTION 8.9 Compliance with Laws and Approvals. Observe and remain in compliance in all material respects with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. SECTION 8.10 Environmental Laws. In addition to and without limiting the generality of Section 8.9, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (a) comply with, and use commercially reasonable efforts to ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws. SECTION 8.11 Compliance with ERISA. In addition to and without limiting the generality of Section 8.9, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan, (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code. SECTION 8.12 [Reserved]. SECTION 8.13 Visits and Inspections. Permit representatives of the Lender, from time to time upon prior reasonable notice and at such times during normal business hours, all at the expense of the Borrower, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects; provided that excluding any such visits and inspections during the continuation of an Event of Default, the Lender shall not exercise such rights more often than once during any calendar year at the Borrower’s expense; provided further that upon the occurrence and during the continuance of an Event of Default, the Lender may do any of the foregoing at the expense of the Borrower at any time without advance notice. Upon the request of the Lender, participate in a meeting of the Lender once during each Fiscal Year, which meeting will be held at the Borrower’s corporate offices (or such other location as may be agreed to by the Borrower and the Lender) at such time as may be agreed by the Borrower and the Lender. Nothing in this Section 8.13 shall require the Borrower to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Lender (or its representatives) is prohibited by Applicable Law or any binding confidentiality agreement (so long as such agreement was not entered into in contravention of the terms hereof) or (iii) is subject to attorney- client or similar privilege or constitutes attorney work-product.

59 DMSLIBRARY01\31650438.v9 SECTION 8.14 Additional Subsidiaries. Promptly notify the Lender of the creation or acquisition of any Domestic Subsidiary (other than an Immaterial Subsidiary or a Foreign Subsidiary Holding Company) and, within thirty (30) days after such creation or acquisition, as such time period may be extended by the Lender in its sole discretion, cause such Domestic Subsidiary to (i) become a Subsidiary Guarantor by delivering to the Lender a duly executed supplement to the Guaranty Agreement or such other document as the Lender shall reasonably deem appropriate for such purpose, (ii) deliver to the Lender such opinions, documents and certificates referred to in Section 6.1 with respect to such Domestic Subsidiary as may be reasonably requested by the Lender, (iii) deliver to the Lender such updated Schedules to the Loan Documents as requested by the Lender with respect to such Domestic Subsidiary, and (iv) deliver to the Lender such other documents as may be reasonably requested by the Lender in connection with such Domestic Subsidiary becoming a Subsidiary Guarantor, all in form, content and scope reasonably satisfactory to the Lender. SECTION 8.15 [Reserved]. SECTION 8.16 Use of Proceeds. (a) The Borrower shall use the proceeds of the Extensions of Credit (i) to refinance outstanding indebtedness under the Existing Credit Agreement, (ii) to pay fees and expenses in connection with the transactions contemplated by this Agreement and the other Loan Documents on the Closing Date, and (iii) for working capital and general corporate purposes of the Borrower and its Subsidiaries. (b) The Borrower will not request any Extension of Credit, and the Borrower shall not use, and shall ensure that its Subsidiaries and, to the knowledge of the Borrower or its Subsidiaries, its or their respective directors, officers, employees and agents shall not use, the proceeds of any Extension of Credit, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation in any material respect of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. SECTION 8.17 Compliance with Health Care Laws. (a) Each Credit Party and each of their respective Subsidiaries will comply with all applicable Health Care Laws ,except to the extent that any noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. (b) Each Credit Party and each of their respective Subsidiaries shall (i) obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all material Health Care Permits which are necessary or useful in the proper conduct of its business and (ii) keep and maintain all records required to be maintained by any Governmental Authority or otherwise under any Health Care Law. (c) Where mandated by Applicable Law, each Credit Party and each of their respective Subsidiaries shall maintain, in all material respects, a corporate and health care regulatory compliance program (“RCP”) which addresses the requirements of Health Care Laws, including HIPAA and Other Privacy Laws. Upon request, the Lender (and/or its consultants) shall be permitted to review such RCPs.

60 DMSLIBRARY01\31650438.v9 SECTION 8.18 Compliance with Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions. SECTION 8.19 Compliance with Public Health Laws. Each Credit Party and its Subsidiaries shall comply with all applicable Public Health Laws and their implementation by any applicable Governmental Authority applicable to its Products, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. All Products developed, investigated, tested, manufactured, packaged, labeled, distributed or marketed by or on behalf of any Credit Party or any of its Subsidiaries that are subject to the jurisdiction of the FDA or other comparable Governmental Authority shall be developed, investigated, tested, manufactured, packaged, labeled, distributed and marketed in compliance with applicable Public Health Laws and any other Requirements of Law, including, without limitation, Public Health Laws or any other applicable Requirement of Laws regarding registration and listing, product approval or premarket notification, good manufacturing practices, labeling, advertising, promotion, record-keeping, and adverse event reporting, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. SECTION 8.20 Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions which the Lender may reasonably request, to effectuate the transactions contemplated by the Loan Documents, all at the expense of the Credit Parties. ARTICLE IX NEGATIVE COVENANTS Until all of the Obligations (other than contingent indemnification obligations, Tax gross up, expense reimbursement or yield protection obligations and obligations under any Hedge Agreement or any Cash Management Agreement, in each case not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Commitments terminated, the Credit Parties will not, and will not permit any of their respective Subsidiaries to. SECTION 9.1 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except: (a) the Obligations; (b) Indebtedness owing under (i) Hedge Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes and (ii) Cash Management Agreements entered into in the ordinary course of business; (c) Indebtedness existing on the Closing Date and listed on Schedule 9.1 to the Disclosure Letter, and Indebtedness in respect of any refinancings, refundings, renewals or extensions thereof; provided that (i) the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (ii) the direct or contingent obligor with respect thereto is not changed as a result of such refinancing, refunding, renewal or extension and (iii) the final maturity date and Weighted Average Life to Maturity of such refinancing, refunding, renewal or extension shall not be

61 DMSLIBRARY01\31650438.v9 prior to or shorter than that applicable to the Indebtedness prior to such refinancing, refunding, renewal or extension; (d) Indebtedness arising in connection with Capital Lease Obligations and Indebtedness incurred in connection with purchase money Indebtedness (which, for the avoidance of doubt shall include such Indebtedness incurred in connection with the acquisition, repair, construction, improvement or lease of the applicable Property) in an aggregate principal amount not to exceed $30,000,000 at any time outstanding; (e) Indebtedness of a Person arising under agreements or instruments existing at the time such Person became a Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 9.3, to the extent that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, (ii) neither the Borrower nor any Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness and (iii) the aggregate outstanding principal amount of such Indebtedness does not exceed $30,000,000 at any time outstanding; (f) Guarantees with respect to Indebtedness permitted pursuant to clauses (a) through (e), (k), (n) and (o) of this Section ; (g) unsecured intercompany Indebtedness: (i) owed by any Credit Party to another Credit Party; (ii) owed by any Credit Party to any Non-Guarantor Subsidiary; (iii) owed by any Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary; and (iv) owed by any Non-Guarantor Subsidiary to any Credit Party to the extent permitted pursuant to Section 9.3(a)(vi); (h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business; (i) contingent obligations in respect of any indemnification obligation, adjustment of purchase price, earn-out, Holdback or similar obligation of the Borrower or any Subsidiary incurred in connection with any Permitted Acquisition or any Asset Disposition permitted hereunder; (j) Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations (including reimbursement obligations in respect of letters of credit issued in connection with any of the foregoing) in respect of any of the foregoing; (k) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed $30,000,000 at any time outstanding; (l) Indebtedness consisting of promissory notes issued to current or former officers, directors and employees (or their respective family members, estates or trusts or other entities for the benefit of

62 DMSLIBRARY01\31650438.v9 any of the foregoing) of the Borrower or its Subsidiaries to purchase or redeem Equity Interests or options of the Borrower permitted pursuant to Section 9.6(d)(iv); provided that the aggregate principal amount of all such Indebtedness shall not exceed $5,000,000 at any time outstanding; and (m) endorsements for collection or deposit in the ordinary course of business; (n) Indebtedness with respect to letters of credit, bank guarantees, banker’s acceptances and similar instruments, so long as the aggregate face amount of all such letters of credit, bank guarantees, banker’s acceptances and similar instruments does not exceed $10,000,000 at any time; and (o) Indebtedness of any Credit Party or any Subsidiary thereof not otherwise permitted pursuant to this Section in an aggregate principal amount not to exceed $50,000,000 at any time outstanding. SECTION 9.2 Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, except: (a) Liens on the Cash Collateral created pursuant to the Loan Documents; (b) Liens in existence on the Closing Date and described on Schedule 9.2 to the Disclosure Letter, and the replacement, renewal or extension thereof (including Liens incurred, assumed or suffered to exist in connection with any refinancing, refunding, renewal or extension of Indebtedness permitted pursuant to Section 9.1(c) (solely to the extent that such Liens were in existence on the Closing Date and described on Schedule 9.2 to the Disclosure Letter)); provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence on the Closing Date, except for products and proceeds of the foregoing; (c) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) (i) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP; (d) Liens of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which (i) are not overdue for a period of more than thirty (30) days, or if more than thirty (30) days overdue, no action has been taken to enforce such Liens and such Liens are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP and (ii) do not, individually or in the aggregate, materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries; (e) deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business; (f) encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do

63 DMSLIBRARY01\31650438.v9 not, in any case, materially detract from the value of such property or materially impair the use thereof by the Borrower or any of its Subsidiaries in the ordinary conduct of business; (g) Liens arising from the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to operating leases entered into in the ordinary course of business of the Borrower and its Subsidiaries; (h) Liens securing Indebtedness permitted under Section 9.1(d); provided that (i) such Liens shall be created within one hundred eighty (180) days of the acquisition, repair, construction, improvement or lease, as applicable, of the related Property, (ii) such Liens do not at any time encumber any property other than the Property financed or improved by such Indebtedness (together with any additions, accessions, parts, replacements, fixtures and attachments thereto, and proceeds thereof, and any security deposit in connection therewith), and (iii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original price for the purchase, repair, construction, improvement or lease amount (as applicable) of such Property at the time of purchase, repair, construction, improvement or lease (as applicable); (i) Liens securing (i) judgments for the payment of money not constituting an Event of Default under Section 10.1(m) or securing appeal or other surety bonds relating to such judgments or (ii) other judgments, decrees or attachments in circumstances not constituting an Event of Default; (j) (i) Liens on Property (i) of any Subsidiary which are in existence at the time that such Subsidiary is acquired pursuant to a Permitted Acquisition and (ii) of the Borrower or any of its Subsidiaries existing at the time such tangible property or tangible assets are purchased or otherwise acquired by the Borrower or such Subsidiary thereof pursuant to a transaction permitted pursuant to this Agreement; provided that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens are not incurred in connection with, or in anticipation of, such Permitted Acquisition, purchase or other acquisition, (B) such Liens are not “blanket” or all asset Liens, (C) such Liens do not attach to any other Property of the Borrower or any of its Subsidiaries (other than any such Subsidiaries acquired pursuant to the Permitted Acquisition or property or assets so acquired) and (D) the Indebtedness secured by such Liens is permitted under Section 9.1(e) of this Agreement); (k) Liens on assets of Foreign Subsidiaries; provided that (i) such Liens do not extend to, or encumber the Equity Interests of any Subsidiary of the Borrower, and (ii) such Liens extending to the assets of any Foreign Subsidiary secure only Indebtedness incurred by such Foreign Subsidiary pursuant to Section 9.1(k); (l) (i) Liens of a collecting bank arising in the ordinary course of business under Section 4- 210 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of setoff and recoupment with respect to any deposit account of the Borrower or any Subsidiary thereof; (m) (i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract; (n) any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or its Subsidiaries or

64 DMSLIBRARY01\31650438.v9 materially detract from the value of the relevant assets of the Borrower or its Subsidiaries or (ii) secure any Indebtedness; (o) Liens on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition; (p) leases, licenses, subleases and sublicenses granted to others in the ordinary course of business that do not interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole; (q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (r) Liens on cash collateral securing (x) letters of credit, bank guarantees, banker’s acceptances and similar instruments permitted under Section 9.1(n) and (y) corporate credit cards permitted under Section 9.1(b)(ii); provided such cash collateral under this clause (y) shall not exceed $3,000,000 in the aggregate at any time; (s) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods by the Borrower or any of its Subsidiaries in the ordinary course of business; (t) customary encumbrances or restrictions (including put and call arrangements) with respect to the Equity Interests of any joint venture or minority investment in favor of the other parties to such joint venture or other investors; and (u) Liens not otherwise permitted hereunder securing Indebtedness or other obligations in the aggregate principal amount not to exceed $50,000,000 at any time outstanding. SECTION 9.3 Investments. Make any Investment, except: (a) (i) Investments existing on the Closing Date in Subsidiaries existing on the Closing Date; (ii) Investments existing on the Closing Date (other than Investments in Subsidiaries existing on the Closing Date) and described on Schedule 9.3 to the Disclosure Letter; (iii) Investments made after the Closing Date by any Credit Party in any other Credit Party; (iv) Investments made after the Closing Date by any Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary; (v) Investments made after the Closing Date by any Non-Guarantor Subsidiary in any Credit Party; and (vi) Investments made after the Closing Date by any Credit Party in any Non- Guarantor Subsidiary in an aggregate amount not to exceed $100,000,000 at any time outstanding;

65 DMSLIBRARY01\31650438.v9 (b) Investments in cash and Cash Equivalents, including the deposit and investment accounts holding such cash and Cash Equivalents; (c) Investments by the Borrower or any of its Subsidiaries consisting of Capital Expenditures not prohibited by this Agreement or the other Loan Documents; (d) deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted by Section 9.2; (e) Hedge Agreements permitted pursuant to Section 9.1; (f) purchases of assets and commitments therefor in the ordinary course of business; (g) Investments by the Borrower or any Subsidiary thereof in the form of Permitted Acquisitions, including the formation of a Subsidiary in connection therewith and the capitalization of such Subsidiary; (h) Investments in the form of loans and advances to officers, directors and employees in the ordinary course of business in an aggregate amount not to exceed at any time outstanding $5,000,000 (determined without regard to any write-downs or write-offs of such loans or advances); (i) Investments in the form of Restricted Payments permitted pursuant to Section 9.6; (j) Guarantees permitted pursuant to Section 9.1 and guarantees of liabilities not constituting Indebtedness to the extent such guarantees or liabilities are not otherwise prohibited by this Agreement (k) Investments in joint ventures; provided, that the aggregate amount of all such Investments shall not at any time exceed $30,000,000; (l) Permitted Call Spread Agreements; (m) Investments consisting of extensions of trade credit in the ordinary course of business, intercompany receivables and intercompany charges of expenses arising in the ordinary course of business, and any prepayments and other credits to suppliers or vendors made in the ordinary course of business; (n) Investments received in connection with the bankruptcy, liquidation or reorganization of customers or suppliers or in settlement of delinquent obligations of, and other disputes with, customers or suppliers; (o) Investments received in connection with Asset Dispositions permitted by Section 9.5; (p) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business; (q) prepayments made to suppliers in the ordinary course of business; (r) [reserved]; (s) Investments of any Person that becomes a Subsidiary after the Closing Date pursuant to a Permitted Acquisition, provided that (i) such Investments exist at the time that such Person becomes a

66 DMSLIBRARY01\31650438.v9 Subsidiary and (ii) such Investments were not made in anticipation of such Person becoming a Subsidiary; (t) Investments consisting of earnest money deposits required in connection with a Permitted Acquisition or consisting of earnest money deposits required in connection with an acquisition of property not otherwise prohibited hereunder; (u) any Forward Agreement to the extent constituting an Investment that is permitted to be entered into by Borrower pursuant to Section 9.6; and (v) Investments not otherwise permitted pursuant to this Section not exceeding $50,000,000 in the aggregate in any Fiscal Year and in an aggregate amount not to exceed $100,000,000 at any time outstanding; provided that, immediately before and immediately after giving pro forma effect to any such Investments (and any Indebtedness incurred in connection therewith), no Default or Event of Default shall have occurred and be continuing. For purposes of determining the amount of any Investment outstanding for purposes of this Section 9.3, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested). SECTION 9.4 Fundamental Changes. Merge, consolidate or combine with, or consummate any Asset Disposition of all or substantially all of its assets (whether in a single transaction or a series of transactions) with, any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except: (a) (i) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity) or (ii) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving entity or the continuing or surviving entity shall become a Subsidiary Guarantor and the Borrower shall comply with Section 8.14 in the time periods specified therein in connection therewith); (b) (i) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary and (ii) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary that is a Domestic Subsidiary; (c) any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to the Borrower or any Subsidiary Guarantor; provided that, with respect to any such disposition by any Non-Guarantor Subsidiary, the consideration for such disposition shall not exceed the fair value of such assets; (d) (i) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Guarantor Subsidiary and (ii) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Guarantor Subsidiary that is a Domestic Subsidiary;

67 DMSLIBRARY01\31650438.v9 (e) Asset Dispositions permitted by Section 9.5 (other than clause (b) thereof); (f) any Wholly-Owned Subsidiary of the Borrower may merge with or into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with any acquisition permitted hereunder (including, without limitation, any Permitted Acquisition permitted pursuant to Section 9.3(g)); provided that in the case of any merger involving a Wholly-Owned Subsidiary that is (or is required to be) a Subsidiary Guarantor, (i) a Subsidiary Guarantor shall be the continuing or surviving entity or (ii) the continuing or surviving entity shall become a Subsidiary Guarantor and the Borrower shall comply with Section 8.14 in the time periods specified therein in connection therewith; and (g) any Person may merge into the Borrower or any of its Wholly-Owned Subsidiaries in connection with a Permitted Acquisition permitted pursuant to Section 9.3(g); provided that (i) in the case of a merger involving the Borrower or a Subsidiary Guarantor, the continuing or surviving Person shall be the Borrower or such Subsidiary Guarantor and (ii) the continuing or surviving Person shall be the Borrower or a Wholly-Owned Subsidiary of the Borrower. SECTION 9.5 Asset Dispositions. Make any Asset Disposition except: (a) the sale of inventory in the ordinary course of business; (b) the transfer of assets to the Borrower or any Subsidiary Guarantor pursuant to any other transaction permitted pursuant to Section 9.2, Section 9.3, Section 9.4 or Section 9.6; (c) the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction; (d) the disposition or unwinding of any Hedge Agreement or Permitted Call Spread Agreement; (e) dispositions of Investments in cash and Cash Equivalents; (f) the transfer by any Credit Party of its assets to any other Credit Party; (g) the transfer by any Non-Guarantor Subsidiary of its assets to any Credit Party (provided that in connection with any new transfer, such Credit Party shall not pay more than an amount equal to the fair market value of such assets as determined in good faith at the time of such transfer); (h) the transfer by any Non-Guarantor Subsidiary of its assets to any other Non-Guarantor Subsidiary (i) the transfer by any Credit Party to any Non-Guarantor Subsidiary subject to the limitation and requirements set forth in Section 9.3(a)(vi) (provided that in connection with any new transfer, such Non-Guarantor Subsidiary shall not pay less than an amount equal to the fair market value of such assets as determined in good faith at the time of such transfer); (j) the sale of obsolete, worn-out or surplus assets no longer used or usable in the business of the Borrower or any of its Subsidiaries or non-core assets acquired in a Permitted Acquisition;

68 DMSLIBRARY01\31650438.v9 (k) non-exclusive licenses and sublicenses of intellectual property rights in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Borrower and its Subsidiaries; (l) leases, subleases, licenses or sublicenses of real or personal property granted by the Borrower or any of its Subsidiaries to others in the ordinary course of business not detracting from the value of such real or personal property or interfering in any material respect with the business of the Borrower or any of its Subsidiaries; (m) Asset Dispositions in connection with Insurance and Condemnation Events; (n) the lapse or abandonment of registered intellectual property (or applications therefor) of the Borrower or its Subsidiaries to the extent not necessary or desirable in the conduct of their business; (o) Asset Dispositions in respect of fixed assets to the extent that (i) such fixed assets are exchanged for credit against the purchase price of similar replacement fixed assets or (ii) the proceeds of such Asset Dispositions are promptly applied to the purchase price of such replacement fixed assets; (p) Asset Dispositions in connection with transactions permitted by Section 9.2, Section 9.3, Section 9.4 and Section 9.6; (q) Asset Dispositions not otherwise permitted pursuant to this Section; provided that (i) at the time of such Asset Disposition, no Default or Event of Default shall exist or would result from such Asset Disposition, (ii) such Asset Disposition is made for fair market value and the consideration received shall be no less than 75% in cash, and (iii) the aggregate fair market value of all property disposed of in reliance on this clause (p) shall not exceed 10.0% of the total assets of the Borrower and its Subsidiaries appearing on the consolidated balance sheet of the Borrower and its Subsidiaries (but excluding any intangible assets) as at the end of the immediately preceding Fiscal Year for which financial statements have been delivered pursuant to Section 8.1(a); and (r) other Asset Dispositions not otherwise permitted pursuant to this Section not exceeding $20,000,000 per Fiscal Year. SECTION 9.6 Restricted Payments. Declare or pay any Restricted Payments; provided that: (a) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower or any of its Subsidiaries may pay dividends in shares of its own Qualified Equity Interests; (b) any Subsidiary of the Borrower may pay cash dividends or make distributions to the Borrower or any Subsidiary Guarantor (and, if applicable, to other holders of its outstanding Qualified Equity Interests on a pro rata basis); (c) (i) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may make Restricted Payments to any other Non-Guarantor Subsidiary that is a Domestic Subsidiary (and, if applicable, to other holders of its outstanding Equity Interests on a ratable basis) and (ii) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may make Restricted Payments to any other Non-Guarantor Subsidiary (and, if applicable, to other holders of its outstanding Equity Interests on a ratable basis);

69 DMSLIBRARY01\31650438.v9 (d) the Borrower may make Restricted Payments pursuant to and in accordance with stock plans and other benefit plans for management, employees or other eligible service providers of the Borrower and its Subsidiaries, including in connection with the payment of withholding taxes in connection with such plans; (e) repurchases or other acquisitions of Equity Interests deemed to occur upon the exercise of warrants or other rights to purchase Equity Interests or convertible securities if such Equity Interests represent a portion of the exercise price thereof or conversion price thereof; (f) the Borrower may repurchase or pay cash in lieu of fractional shares of its Equity Interests arising out of stock dividends, splits or combinations, business combinations or conversion or exercise of convertible securities, options or warrants; (g) the Borrower or any Subsidiary may receive or accept the return to the Borrower or any Subsidiary of the Equity Interests of the Borrower or any Subsidiary from the sellers constituting a portion of the purchase price consideration in settlement of indemnification claims or as a result of purchase price adjustments (including earn-outs and similar obligations) in connection with Permitted Acquisitions; (h) the Borrower may deliver shares of Borrower’s common stock in connection with the settlement at maturity or early termination of any Forward Contract; and (i) other Restricted Payments not otherwise permitted by this Section so long as no Default or Event of Default has occurred and is continuing or would result therefrom (it being agreed that with respect to the payment of cash dividends by the Borrower, such determination shall be made at the time of the declaration of such dividend). SECTION 9.7 Transactions with Affiliates. Directly or indirectly enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with (a) any officer, director, holder of any Equity Interests in, or other Affiliate of, the Borrower or any of its Subsidiaries or (b) any Affiliate of any such officer, director or holder, other than: (i) transactions permitted by Sections 9.1, 9.3, 9.4, 9.5, and 9.6; (ii) transactions existing on the Closing Date and described on Schedule 9.7 to the Disclosure Letter; (iii) transactions between or among the Borrower or any of its Subsidiaries not prohibited by this Agreement or the other Loan Documents; (iv) other transactions in the ordinary course of business on terms as favorable as would be obtained by it on a comparable arm’s-length transaction with an independent, unrelated third party; (v) indemnification, employment, compensation and severance arrangements (including equity incentive plans and employee benefit plans and arrangements) with their respective officers, directors and employees, in all cases, in the ordinary course of business, and other compensatory arrangements approved by the board of directors of the Borrower; and

70 DMSLIBRARY01\31650438.v9 (vi) payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Borrower and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries. SECTION 9.8 Accounting Changes; Organizational Documents. (a) Change the Borrower’s Fiscal Year end, or make (without the consent of the Lender) any material change in its accounting treatment and reporting practices except as required or permitted by GAAP. (b) Amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner materially adverse to the rights or interests of the Lender to receive payment of the Obligations. SECTION 9.9 [Reserved]. SECTION 9.10 No Further Negative Pledges; Restrictive Agreements. (a) Enter into, assume or be subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien in favor of Lender upon its properties or assets, whether now owned or hereafter acquired or requiring the grant of any security for such obligation if security is given for some other obligation, except (i) pursuant to this Agreement and the other Loan Documents, (ii) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 9.1(d) or (k) (provided that in each case any such restriction contained therein relates only to the asset or assets financed thereby), (iii) customary restrictions contained in the organizational documents of any Non-Guarantor Subsidiary in effect as of the Closing Date, (iv) customary restrictions in connection with any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (v) obligations that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Borrower (which obligation is not applicable to any Person, or the properties or assets of any Person, other than such Subsidiary), so long as such obligations are not entered into in contemplation of such Person becoming a Subsidiary, and any extension or renewal thereof, so long as such extension or renewal does not expand the scope of such restriction in any material respect, (vi) customary non-assignment provisions in contracts restricting the assignment thereof, (vii) restrictions existing on the Closing Date and describe on Schedule 9.10 to the Disclosure Letter and any extension or renewal thereof so long as such extension or renewal does not expand the scope of such restrictions in any material respect, (viii) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 9.3, (ix) restrictions imposed by Applicable Law, (x) customary restrictions contained in leases, subleases or licenses otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto, (xi) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary, (xii) restrictions on cash or Cash Equivalents or deposits imposed by customers under contracts entered into in the ordinary course of business, (xiii) customary net worth provisions contained in real property leases or licenses of intellectual property entered into by the Borrower or any of its Subsidiaries and (xiv) customary restrictions and conditions contained in asset sale agreements, purchase agreements, acquisition agreements (including by way of merger, acquisition or consolidation) entered into by the Borrower or any Subsidiary, in each case to the extent not prohibited under this Agreement or the other Loan Documents and solely to the extent in

71 DMSLIBRARY01\31650438.v9 effect pending consummation of such transaction and so long as such restrictions relate only to the assets subject thereto. (b) Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of (i) any Subsidiary to pay dividends or make any other distributions to the Borrower or any Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (ii) any Credit Party or any Subsidiary thereof to pay any Indebtedness or other obligation owed to any Credit Party or (iii) any Credit Party or any Subsidiary thereof to make loans or advances to any Credit Party, except in each case for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) Applicable Law, (C) any document or instrument governing Indebtedness incurred pursuant to Section 9.1(d) (provided that any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (D) any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (E) obligations that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Subsidiary, (F) customary restrictions contained in an agreement related to the sale of Property (to the extent such sale is permitted pursuant to Section 9.5) that limit the transfer of such Property pending the consummation of such sale, (G) customary restrictions in leases, subleases, licenses and sublicenses or asset sale agreements otherwise permitted by this Agreement so long as such restrictions relate only to the assets subject thereto, (H) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (I) restrictions existing on the Closing Date and describe on Schedule 9.10 to the Disclosure Letter and any extension or renewal thereof so long as such extension or renewal does not expand the scope of such restrictions in any material respect, (J) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 9.3, (K) restrictions imposed by Applicable Law, (L) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary, (M) restrictions on cash or Cash Equivalents or deposits imposed by customers under contracts entered into in the ordinary course of business, (N) customary net worth provisions contained in real property leases or licenses of intellectual property entered into by the Borrower or any of its Subsidiaries and (O) customary restrictions and conditions contained in asset sale agreements, purchase agreements, acquisition agreements (including by way of merger, acquisition or consolidation) entered into by the Borrower or any Subsidiary, in each case to the extent not prohibited under this Agreement or the other Loan Documents and solely to the extent in effect pending consummation of such transaction and so long as such restrictions relate only to the assets subject thereto. (c) Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Subsidiary thereof to (i) sell, lease or transfer any of its properties or assets to any Credit Party or (ii) act as a Credit Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except in each case for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) Applicable Law, (C) any document or instrument governing Indebtedness incurred pursuant to Section 9.1(d) (provided that any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (D) any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (E) obligations that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Subsidiary, (F) customary restrictions contained in an agreement related to the sale of Property (to the extent such sale is permitted pursuant to Section 9.5) that limit the transfer of such Property pending the

72 DMSLIBRARY01\31650438.v9 consummation of such sale, (G) customary restrictions in leases, subleases, licenses and sublicenses or asset sale agreements otherwise permitted by this Agreement so long as such restrictions relate only to the assets subject thereto, (H) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (I) restrictions existing on the Closing Date and describe on Schedule 9.10 to the Disclosure Letter and any extension or renewal thereof so long as such extension or renewal does not expand the scope of such restrictions in any material respect, (J) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 9.3, (K) restrictions imposed by Applicable Law, (L) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary, (M) restrictions on cash or Cash Equivalents or deposits imposed by customers under contracts entered into in the ordinary course of business, (N) customary net worth provisions contained in real property leases or licenses of intellectual property entered into by the Borrower or any of its Subsidiaries and (O) customary restrictions and conditions contained in asset sale agreements, purchase agreements, acquisition agreements (including by way of merger, acquisition or consolidation) entered into by the Borrower or any Subsidiary, in each case to the extent not prohibited under this Agreement or the other Loan Documents and solely to the extent in effect pending consummation of such transaction and so long as such restrictions relate only to the assets subject thereto. SECTION 9.11 Nature of Business. Engage in any business other than the business conducted by the Borrower and its Subsidiaries as of the Closing Date and business activities reasonably related or ancillary thereto. SECTION 9.12 [Reserved] SECTION 9.13 [Reserved]. SECTION 9.14 [Reserved]. SECTION 9.15 Financial Covenants. (a) Consolidated Leverage Ratio. As of the last day of any fiscal quarter, permit the Consolidated Leverage Ratio to be greater than 3.00 to 1.00. (b) Consolidated Interest Coverage Ratio. As of the last day of any fiscal quarter, permit the Consolidated Interest Coverage Ratio to be less than 3.00 to 1.00. ARTICLE X DEFAULT AND REMEDIES SECTION 10.1 Events of Default. Each of the following shall constitute an Event of Default: (a) Default in Payment of Principal of Loans and Reimbursement Obligations. The Borrower shall default in any payment of principal of any Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise) or fail to provide Cash Collateral pursuant to Section 2.4(b), Section 2.5(d) or Section 3.11. (b) Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or

73 DMSLIBRARY01\31650438.v9 Reimbursement Obligation or the payment of any other Obligation, and such default shall continue for a period of three (3) Business Days. (c) Misrepresentation. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in this Agreement, in any other Loan Document, or in any document delivered by any Credit Party or any Subsidiary in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in this Agreement, any other Loan Document, or in any document delivered by any Credit Party or any Subsidiary in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made. (d) Default in Performance of Certain Covenants. Any Credit Party or any Subsidiary thereof shall default in the performance or observance of any covenant or agreement contained in Sections 8.1, 8.2, 8.3, 8.4(with respect to the existence of any Credit Party), 8.13, 8.14, 8.16, 8.18 or 8.19 or Article IX. (e) Default in Performance of Other Covenants and Conditions. Any Credit Party or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in this Section) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of (i) the Lender’s delivery of written notice thereof to the Borrower and (ii) a Responsible Officer of any Credit Party having obtained knowledge thereof. (f) Indebtedness Cross-Default. Any Credit Party or any Subsidiary thereof shall (i) default in the payment of any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate outstanding principal amount, or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate outstanding principal amount, or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice and/or lapse of time, if required, any such Indebtedness to (A) become due, or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity (any applicable grace period having expired) or (B) be cash collateralized; provided that this clause (ii) shall not apply to (x) secured Indebtedness becoming due solely as a result of the voluntary sale or transfer of the assets securing such Indebtedness, (y) any redemption, repurchase, conversion or settlement with respect to any Convertible Debt Security pursuant to its terms unless such redemption, repurchase, conversion or settlement results from a default thereunder, or (z) any early payment requirement or unwinding or termination with respect to any Permitted Call Spread Agreement or any Forward Agreement permitted to be entered into pursuant to Section 9.6 hereof. (g) [Reserved].

74 DMSLIBRARY01\31650438.v9 (h) Change in Control. Any Change in Control shall occur. (i) Voluntary Bankruptcy Proceeding. Any Credit Party or any Material Subsidiary thereof shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing. (j) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Credit Party or any Material Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Laws, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Credit Party or any Material Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered. (k) Failure of Agreements. Any provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be valid and binding on any Credit Party party thereto or any such Person shall so state in writing other than in accordance with the express terms hereof or thereof. (l) ERISA Events. The occurrence of any of the following events: (i) any Credit Party or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Sections 412 or 430 of the Code, any Credit Party or any ERISA Affiliate is required to pay as contributions thereto and such unpaid amounts are in excess of the Threshold Amount, (ii) a Termination Event, or (iii) any Credit Party or any ERISA Affiliate makes a complete or partial withdrawal from any Multiemployer Plan and incurs withdrawal liability requiring payments in an aggregate amount exceeding the Threshold Amount. (m) Judgment. One or more judgments, orders or decrees shall be entered against any Credit Party or any Subsidiary thereof by any court and continues without having been discharged, vacated or stayed for a period of thirty (30) consecutive days after the entry thereof and such judgments, orders or decrees are for the payment of money, individually or in the aggregate (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage), equal to or in excess of the Threshold Amount. SECTION 10.2 Remedies. Upon the occurrence and during the continuance of an Event of Default, the Lender may, by notice to the Borrower: (a) Acceleration; Termination of Revolving Credit Facility. Terminate the Revolving Credit Commitment and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lender under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party to the extent permitted by Applicable Law, anything in this Agreement or the other Loan Documents to the contrary

75 DMSLIBRARY01\31650438.v9 notwithstanding, and terminate the Revolving Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 10.1(i) or (j), the Revolving Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party to the extent permitted by Applicable Law, anything in this Agreement or in any other Loan Document to the contrary notwithstanding. (b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, demand that the Borrower deposit in a Cash Collateral account opened by the Lender an amount equal to the Minimum Collateral Amount. Amounts held in such Cash Collateral account shall be applied by the Lender to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations in accordance with Section 10.3. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations (other than contingent indemnification obligations, Tax gross up, expense reimbursement or yield protection obligations and obligations under any Hedge Agreement or any Cash Management Agreement, in each case not then due) shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned promptly to the Borrower. (c) General Remedies. Exercise all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations. SECTION 10.3 Rights and Remedies Cumulative; Non-Waiver; etc. (a) The enumeration of the rights and remedies of the Lender set forth in this Agreement is not intended to be exhaustive and the exercise by the Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower and the Lender or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default. (b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Lender in accordance with Section 10.2. SECTION 10.4 Crediting of Payments and Proceeds. In the event that the Obligations have been accelerated pursuant to Section 10.2 or the Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received on account of the Obligations and all net proceeds from the enforcement of the Obligations shall, subject to the provisions of Sections 3.11, and 5.15, be applied by the Lender as follows:

76 DMSLIBRARY01\31650438.v9 First, to payment of that portion of the Obligations constituting fees (other than Commitment Fees and Letter of Credit fees payable to the Lender), indemnities and other amounts (other than principal and interest) payable to the Lender under this Agreement and the other Loan Documents, including attorney fees; Second, to payment of that portion of the Obligations constituting accrued and unpaid Commitment Fees, Letter of Credit fees payable to the Lender and interest on the Loans and Reimbursement Obligations; Third, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Reimbursement Obligations; Fourth, to the Lender to Cash Collateralize any L/C Obligations then outstanding; and Last, the balance, if any, after all of the Obligations (other than contingent indemnification obligations, Tax gross up, expense reimbursement or yield protection obligations and obligations under any Hedge Agreement or any Cash Management Agreement, in each case not then due) have been paid in full, to the Borrower or as otherwise required by Applicable Law. ARTICLE XI [RESERVED] ARTICLE XII MISCELLANEOUS SECTION 12.1 Notices. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows: If to the Borrower: Align Technology, Inc. Attention of: Jenee Ortiz Telephone No.: (408) 470-1185 Facsimile No.: (408) 789-1632 E-mail: jeortiz@aligntech.com With copies to: Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 Attention of: Kathleen D. Rothman Telephone No.: (650) 493-9300 Facsimile No.: (650) 493-6811 E-mail: krothman@wsgr.com

77 DMSLIBRARY01\31650438.v9 If to the Lender: Wells Fargo Bank, National Association MAC: R4057-01R 7711 Plantation Road, 1st Floor Roanoke, Virginia 24019 Telephone No.: (540) 561-7087 Attention: Loan Documentation With copies to: Wells Fargo Bank, National Association Attention of: Andrea Chen 301 South College Street, 14th Floor Charlotte, NC 28202 MAC: D1053-150 Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b). (b) Electronic Communications. Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Lender. The Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. (c) Lender’s Office. The Lender hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower, as the Lender’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested. (d) Change of Address, Etc. Each of the Borrower and the Lender may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. SECTION 12.2 Amendments, Waivers and Consents. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the

78 DMSLIBRARY01\31650438.v9 Borrower or any other Credit Party therefrom, shall be effective unless in writing signed by the Lender and the Borrower or the applicable Credit Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. SECTION 12.3 Expenses; Indemnity. (a) Costs and Expenses. The Borrower and any other Credit Party, jointly and severally, shall pay (i) all reasonable and documented out of pocket expenses incurred by the Lender and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Lender), and shall pay all reasonable and documented fees and time charges and disbursements for attorneys who may be employees of the Lender, in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by the Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Lender (including the fees, charges and disbursements of any counsel for the Lender), and shall pay all fees and time charges for attorneys who may be employees of the Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. (b) Indemnification by the Borrower. The Borrower shall indemnify the Lender and each Related Party of the Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims), penalties, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless, each Indemnitee from, and shall pay or reimburse any such Indemnitee for, all reasonable and documented fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Credit Party), arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, those on the Closing Date), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related

79 DMSLIBRARY01\31650438.v9 expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) result from a claim brought by any Credit Party or any Subsidiary thereof against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Credit Party or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 12.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (c) [Reserved]. (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower and each other Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby unless such damages are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. (e) Payments. All amounts due under this Section shall be payable promptly after demand therefor. (f) Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder. SECTION 12.4 Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to the Lender or any of its Affiliates, irrespective of whether or the Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of the Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender or its Affiliates may have. The Lender agrees to notify the Borrower promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the provisions of this Section, if at any time the Lender or any of its Affiliates maintains one or more deposit accounts for the Borrower or any other Credit Party into which Medicare or Medicaid receivables are deposited, such Person shall waive the right of setoff set forth herein. SECTION 12.5 Governing Law; Jurisdiction, Etc.

80 DMSLIBRARY01\31650438.v9 (a) Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York. (b) Submission to Jurisdiction. The Borrower and each other Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Lender, or any Related Party thereof in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction. (c) Waiver of Venue. The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law. SECTION 12.6 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

81 DMSLIBRARY01\31650438.v9 SECTION 12.7 Reversal of Payments. To the extent any Credit Party makes a payment or payments to the Lender or the Lender receives any payment or the Lender exercises its right of setoff, which payments or proceeds (including any proceeds of such setoff) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Lender. SECTION 12.8 Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lender. Therefore, the Borrower agrees that the Lender, at the Lender’s option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. SECTION 12.9 Successors and Assigns; Participations. This Agreement is binding on each Credit Party’s and the Lender’s successors and assignees. The Borrower agrees that it may not assign its rights and obligations under this Agreement without the Lender’s prior consent. The Lender may sell participations in or, with Borrower’s prior written consent (unless there is an existing Event of Default), assign this loan, and may exchange information about the Credit Parties (including, without limitation, any information regarding any hazardous substances) with actual or potential participants or assignees. If a participation is sold or the loan is assigned, the purchaser will have the right of set-off against the Borrower. SECTION 12.10 Treatment of Certain Information; Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) on a need to know basis to its Affiliates and to its and its Affiliates’ respective Related Parties in connection with the Revolving Credit Facility, this Agreement, the transactions contemplated hereby or in connection with marketing of services by such Affiliate or Related Party to the Borrower or any of its Subsidiaries (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or in accordance with the Lender’s regulatory compliance policy if the Lender deems such disclosure to be necessary for the mitigation of claims by those authorities against the Lender or any of its Related Parties (in which case, the Lender shall use commercially reasonable efforts to, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent practicable and otherwise permitted by Applicable Law), (c) as to the extent required by Applicable Laws or regulations or in any legal, judicial, administrative proceeding or other compulsory process (in which case, the Lender shall use commercially reasonable efforts to, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent practicable and otherwise permitted by Applicable Law), (d) to any other party hereto, (e) to the extent necessary in connection with the exercise of any remedies under this Agreement or under any other Loan Document, or any action or proceeding relating to this Agreement or any other Loan Document or, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement or (ii) any actual or

82 DMSLIBRARY01\31650438.v9 prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to any rating agency in connection with rating the Borrower or its Subsidiaries or the Revolving Credit Facility, (h) with the consent of the Borrower, (i) deal terms and other information customarily reported to Thomson Reuters, other bank market data collectors and similar service providers to the lending industry and service providers to the Lender in connection with the administration of the Loan Documents, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender or any of its Affiliates from a third party that is not, to such Person’s knowledge, subject to confidentiality obligations to the Borrower, (k) to the extent that such information is independently developed by such Person so long as such Person has not otherwise breached its confidentiality obligations hereunder and has not developed such information based on information received from a third party that to its actual knowledge has breached confidentiality obligations owing to the Borrower or any of its Subsidiaries, or (l) for purposes of establishing a “due diligence” defense. For purposes of this Section, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary thereof; provided that, in the case of information received from a Credit Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. SECTION 12.11 Performance of Duties. Each of the Credit Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense. SECTION 12.12 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lender and any Persons designated by the Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Revolving Credit Facility has not been terminated. SECTION 12.13 Survival. (a) All representations and warranties set forth in Article VII and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or any borrowing hereunder. (b) Notwithstanding any termination of this Agreement, the indemnities to which the Lender is entitled under the provisions of this Article XII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Lender against events arising after such termination as well as before.

83 DMSLIBRARY01\31650438.v9 SECTION 12.14 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. SECTION 12.15 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any provision is held to be so prohibited or unenforceable in any jurisdiction, the Lender and the Borrower shall negotiate in good faith to amend such provision to preserve the original intent thereof in such jurisdiction. SECTION 12.16 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. SECTION 12.17 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations, Tax gross up, expense reimbursement or yield protection obligations and obligations under any Hedge Agreement or any Cash Management Agreement, in each case not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) or otherwise satisfied in a manner acceptable to the Lender) and the Revolving Credit Commitment has been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination. SECTION 12.18 USA PATRIOT Act; Anti-Money Laundering Laws. The Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act or any other Anti-Money Laundering Laws, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow the Lender to identify each Credit Party in accordance with the PATRIOT Act or such Anti- Money Laundering Laws. SECTION 12.19 Independent Effect of Covenants. The Borrower expressly acknowledges and agrees that each covenant contained in Articles VIII or IX hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII or IX, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles VIII or IX.

84 DMSLIBRARY01\31650438.v9 SECTION 12.20 No Advisory or Fiduciary Responsibility. (a) In connection with all aspects of each transaction contemplated hereby, each Credit Party acknowledges and agrees that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Subsidiaries, on the one hand, and the Lender, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, the Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Subsidiaries, stockholders, creditors or employees or any other Person, (iii) the Lender has not assumed nor will it assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and the Lender has no obligation to the Borrower or any of its Subsidiaries with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Lender and its Subsidiaries may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Subsidiaries, and the Lender has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Lender has not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. (b) Each Credit Party acknowledges and agrees that the Lender and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if the Lender or Affiliate thereof were not the Lender or an Affiliate thereof (or an agent or any other person with any similar role under the Credit Facilities) and without any duty to account therefor to the Borrower or any Affiliate thereof. SECTION 12.21 Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control. SECTION 12.22 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable:

85 DMSLIBRARY01\31650438.v9 (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority. [Signature pages to follow]

DMSLIBRARY01\31688770.v5 EXHIBIT A [FORM OF] REVOLVING CREDIT NOTE [Date] FOR VALUE RECEIVED, the undersigned, ALIGN TECHNOLOGY, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay, on the Revolving Credit Maturity Date (as defined in the Credit Agreement referred to below), to Wells Fargo Bank, National Association or its registered assigns (the “Lender”), at the office of Wells Fargo Bank, National Association, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the undersigned pursuant to Section 2.1 of the Credit Agreement referred to below. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement. This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Credit Agreement, dated as of February 27, 2018 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”), by and between the Borrower and the Lender, and the holder is entitled to the benefits thereof. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement. Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable, all as provided therein. In the event this Revolving Credit Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees. All parties now and hereafter liable with respect to this Revolving Credit Note, whether maker, principal, surety, endorser or otherwise, hereby waive, to the extent permitted by Applicable Law, presentment, demand, protest and all other notices of any kind. This Revolving Credit Note may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature. THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

ALIGN TECHNOLOGY, INC., a Delaware corporation By: Name: Title:

EXHIBIT B [FORM OF] NOTICE OF BORROWING TO: Wells Fargo Bank, National Association, as Lender RE: Credit Agreement, dated as of February 27, 2018, by and between Align Technology, Inc., a Delaware corporation (the “Borrower”), and Wells Fargo Bank, National Association, as Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement) DATE: [Date] Pursuant to Section 2.3(a) of the Credit Agreement, the Borrower hereby requests the following (the “Proposed Borrowing”): Revolving Credit Loans be made as follows: Date Amount Interest Rate (Base Rate/ LIBOR Rate) Interest Period (one, two, three, six or twelve months -- for LIBOR Rate only) NOTE: REVOLVING CREDIT LOAN BORROWINGS THAT ARE (A) BASE RATE LOANS MUST BE IN A MINIMUM AGGREGATE AMOUNT OF $3,000,000 AND IN INTEGRAL MULTIPLES OF $1,000,000 IN EXCESS THEREOF AND (B) LIBOR RATE LOANS MUST BE IN A MINIMUM AGGREGATE AMOUNT OF $5,000,000 AND IN INTEGRAL MULTIPLES OF $1,000,000 IN EXCESS THEREOF. The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing: (a) The representations and warranties made by the Credit Parties in the Credit Agreement and the other Loan Documents or which are contained in any certificate furnished at any time under or in connection with the Credit Agreement shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of such borrowing, issuance or extension date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date). (b) No Default or Event of Default shall have occurred and be continuing on the date of the Proposed Borrowing or after giving effect to the Proposed Borrowing unless such Default or Event of Default shall have been waived in accordance with the Credit Agreement. This Notice of Borrowing may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

ALIGN TECHNOLOGY, INC. a Delaware corporation By: Name: Title:

EXHIBIT C [FORM OF] NOTICE OF ACCOUNT DESIGNATION NOTICE TO: Wells Fargo Bank, National Association, as Lender RE: Credit Agreement, dated as of February 27, 2018 by and between Align Technology, Inc., a Delaware corporation (the “Borrower”), and Wells Fargo Bank, National Association, as Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement) DATE: [Date] The Lender is hereby authorized to disburse all Loan proceeds into the following account, unless the Borrower shall designate, in writing to the Lender, one or more other accounts: Bank Name: [______________________] ABA Routing Number: [_______] Account Number: [__________] [TO BE COMPLETED BY BORROWER] Notwithstanding the foregoing, on the Closing Date, funds borrowed under the Credit Agreement shall be sent to the institutions and/or persons designated on payment instructions to be delivered separately. This Account Designation Notice may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

ALIGN TECHNOLOGY, INC. a Delaware corporation By: Name: Title:

EXHIBIT D [FORM OF] NOTICE OF PREPAYMENT [Date] TO: Wells Fargo Bank, National Association, as Lender Re: Credit Agreement, dated as of February 27, 2018, by and between Align Technology, Inc., a Delaware corporation, as Borrower and Wells Fargo Bank, National Association, as Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”) Ladies and Gentlemen: Reference is hereby made to the Credit Agreement. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Credit Agreement. This letter shall constitute written notice to the Administrative Agent pursuant to Section 2.4(c) of the Credit Agreement of the Borrower’s intent to prepay the Revolving Credit Loan listed below in the amount corresponding to such Loan[s] on the corresponding date listed below (the “Scheduled Prepayment Date”). Scheduled Prepayment Date Amount Interest Rate (Base Rate/ LIBOR Rate) NOTE: PARTIAL PREPAYMENTS SHALL BE IN AN AGGREGATE AMOUNT OF (A) $3,000,000 OR A WHOLE MULTIPLE OF $1,000,000 IN EXCESS THEREOF WITH RESPECT TO REVOLVING CREDIT LOANS THAT ARE BASE RATE LOANS AND (B) $5,000,000 OR A WHOLE MULTIPLE OF $1,000,000 IN EXCESS THEREOF WITH RESPECT TO REVOLVING CREDIT LOANS THAT ARE LIBOR RATE LOANS. [This letter is delivered in connection with [the refinancing of all of the Revolving Credit Facility with the proceeds of such refinancing] [the incurrence of Indebtedness] [specify event of condition], and is contingent upon the consummation of such [refinancing] [incurrence] [occurrence of such event or condition] and may be revoked by the Borrower in the event such contingency is not met (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9 of the Credit Agreement).] Notwithstanding the foregoing, this letter shall not be construed as a waiver of any rights of the Borrower or any of the other Credit Parties under the Credit Agreement and the other Loan Documents. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Sincerely, ALIGN TECHNOLOGY, INC., a Delaware corporation By: Name: Title:

EXHIBIT E [FORM OF] NOTICE OF CONVERSION/CONTINUATION TO: Wells Fargo Bank, National Association, as Lender RE: Credit Agreement, dated as of February 27, 2018, by and between Align Technology, Inc., Delaware corporation (the “Borrower”), and Wells Fargo Bank, National Association, as Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement) DATE: [Date] Pursuant to Section 5.2 of the Credit Agreement, the Borrower hereby requests ____ conversion or ____ continuation of the following Loans be made as follows (the “Proposed Conversion/Continuation”): Applicable Loan Current Interest Rate and Interest Period Date of Conversion/ Continuation Amount to be converted/ continued Requested Interest Rate (Base Rate/LIBOR Rate) Requested Interest Period (one, two, three, six or twelve months -- for LIBOR Rate only) NOTE: CONVERSIONS OF (A) ALL OR ANY PORTION OF ANY OUTSTANDING BASE RATE LOANS INTO ONE OR MORE LIBOR RATE LOANS MUST BE IN A MINIMUM PRINCIPAL AMOUNT OF $5,000,000 OR A WHOLE MULTIPLE OF $1,000,000 IN EXCESS THEREOF AND (B) ALL OR ANY PART OF THE OUTSTANDING LIBOR RATE LOANS INTO BASE RATE LOANS MUST BE IN A MINIMUM PRINCIPAL AMOUNT OF $3,000,000 OR A WHOLE MULTIPLE OF $1,000,000 IN EXCESS THEREOF. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

[The undersigned hereby certifies that no Default or Event of Default has occurred and is continuing on the date of the Proposed Conversion/Continuation or after giving effect to the Loans to be [continued as]/[converted to] LIBOR Rate Loans on the date of the Proposed Conversion/Continuation.]1 This Notice of Conversion/Continuation may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] 1 Include if converting to a LIBOR Rate Loan or continuing a LIBOR Rate Loan.

ALIGN TECHNOLOGY, INC., a Delaware corporation By: Name: Title:

EXHIBIT F [FORM OF] OFFICER’S COMPLIANCE CERTIFICATE TO: Wells Fargo Bank, National Association, as Lender RE: Credit Agreement, dated as of February 27, 2018, by and between Align Technology, Inc., a Delaware corporation (the “Borrower”), and Wells Fargo Bank, National Association, as Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement) DATE: [Date] For the fiscal [quarter] [year] ended [_________________, _____]. The undersigned hereby certifies on behalf of the Credit Parties that, to the best of his/her knowledge, with respect to the Credit Agreement: [(a) [Attached hereto on Exhibit A] [Included in the Borrower’s Annual Report on Form 10-K filed with the SEC on ___] is an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of the Fiscal Year ended [___] and audited Consolidated statements of income, retained earnings and cash flows including the notes thereto, accompanied by a report or opinion prepared by such certified public accounting firm pursuant to the requirements of Section 8.1(a) of the Credit Agreement. 1 Or [Attached hereto as Exhibit A][Included in the Borrower’s Quarterly Report on Form 10-Q filed with the SEC on ___] is a Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of the fiscal quarter ended [___] and Consolidated statements of income and cash flows and a report containing management’s discussion and analysis of such financial statements for the fiscal quarter ended [__] and that portion of the Fiscal Year then ended, including the notes thereto.]2 (b) The financial statements delivered for the fiscal period referred to above present fairly in all material respects the financial position of the Borrower and its 1 To be provided annually. 2 To be provided after the end of the first three fiscal quarters of each Fiscal Year.

Subsidiaries, for the period indicated above, in conformity with GAAP applied on a consistent basis, [subject to normal year-end adjustments and the absence of footnotes]3. (c) Each of the Credit Parties during the period indicated above observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Credit Agreement to be observed, performed or satisfied by it. (d) I have obtained no knowledge of any Default or Event of Default under the Credit Agreement;4 (e) [Attached hereto on Schedule A are calculations in reasonable detail demonstrating compliance by the Credit Parties with the financial covenants contained in Section 9.15 of the Credit Agreement as of the last day of the fiscal period referred to above.]5 This Certificate may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] 3 Include if provided after the end of the first three fiscal quarters of Each Fiscal Year. 4 If a Default or Event of Default shall have occurred, an explanation of such Default or Event of Default shall be provided on a separate page attached hereto together with an explanation of the action taken or proposed to be taken by the Borrower with respect thereto. 5 To be provided if required pursuant to clause (e) of the definition of Permitted Acquisition.

ALIGN TECHNOLOGY, INC., a Delaware corporation By: Name: Title:

[Exhibit A Balance Sheets] See Attached

Schedule A Financial Covenant Calculations [TO BE COMPLETED BY BORROWER]